As filed with the Securities and Exchange Commission on July 3, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Asbury Automotive Group, Inc.

(Exact name of registrant issuer as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware

(State or other jurisdiction of

incorporation or organization)

01-0609375

(I.R.S. Employer

Identification Number)

622 Third Avenue, 37th Floor

New York, New York 10017

(212) 885-2500

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Charles R. Oglesby

Chief Executive Officer

Asbury Automotive Group, Inc.

622 Third Avenue, 37th Floor

New York, New York 10017

(212) 885-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Thomas E. Dunn, Esq.

Andrew J. Pitts, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
3.00% Senior Subordinated Convertible Notes due 2012	$115,000,000(2)	100%	$115,000,000	$3,531
Guarantees of 3.00% Senior Subordinated Convertible Notes due 2012(3)	—	—	—	(4)
Common Stock, par value $0.01 per share	3,382,978(5)	—	—	(4)

(1)	This estimate is made pursuant to Rule 457(a) of the Securities Act solely for the purpose of determining the registration fee. The above calculation is based on a bona fide estimate of the maximum offering price.
(2)	Represents the aggregate principal amount of the 3.00% Senior Subordinated Convertible Notes due 2012 issued by Asbury Automotive Group, Inc.
(3)	No separate consideration is receivable in connection with the note guarantees.
(4)	Pursuant to Rule 457(i), there is no additional filing fee with respect to the note guarantees or the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the note guarantees or the exercise of the conversion privilege.
(5)	The number of shares of common stock registered hereunder is based upon the number of shares of common stock issuable upon conversion of the notes at the initial conversion rate of 29.4172 shares of common stock for each $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall include an indeterminate number of additional shares of common stock that may be issuable as a result of antidilution adjustments. Any shares of common stock issued upon conversion of the notes will be issued for no additional consideration.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
AF Motors L.L.C.	Delaware	59-3604214
ALM Motors L.L.C.	Delaware	59-3604216
ANL L.P.	Delaware	59-3503188
Asbury AR Niss L.L.C.	Delaware	84-1666361
Asbury Arkansas Hund L.L.C.	Delaware	56-2411899
Asbury Atlanta AC L.L.C.	Delaware	58-2241119
Asbury Atlanta AU L.L.C.	Delaware	58-2241119
Asbury Atlanta BM L.L.C.	Delaware	58-2241119
Asbury Atlanta Chevrolet L.L.C.	Delaware	58-2241119
Asbury Atlanta Hon L.L.C.	Delaware	58-2241119
Asbury Atlanta Inf L.L.C.	Delaware	58-2241119
Asbury Atlanta Infiniti L.L.C.	Delaware	58-2241119
Asbury Atlanta Jaguar L.L.C.	Delaware	58-2241119
Asbury Atlanta Lex L.L.C.	Delaware	58-2241119
Asbury Atlanta Nis L.L.C.	Delaware	58-2241119
Asbury Atlanta VL L.L.C.	Delaware	58-2241119
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	71-0817515
Asbury Automotive Arkansas L.L.C.	Delaware	71-0817514
Asbury Automotive Atlanta L.L.C.	Delaware	58-2241119
Asbury Automotive Brandon, L.P.	Delaware	59-3584655
Asbury Automotive Central Florida, L.L.C.	Delaware	59-3580818
Asbury Automotive Deland, L.L.C.	Delaware	59-3604210
Asbury Automotive Financial Services, Inc.	Delaware	75-3061039
Asbury Automotive Florida, L.L.C.	Delaware	37-1514249
Asbury Automotive Fresno L.L.C.	Delaware	03-0508496
Asbury Automotive Group Holdings, Inc.	Delaware	04-3622391
Asbury Automotive Group L.L.C.	Delaware	52-2106837
Asbury Automotive Jacksonville GP L.L.C.	Delaware	59-3512660
Asbury Automotive Jacksonville, L.P.	Delaware	59-3512662
Asbury Automotive Management L.L.C.	Delaware	23-2790555
Asbury Automotive Mississippi L.L.C.	Delaware	64-0924573
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	56-2106587
Asbury Automotive North Carolina L.L.C.	Delaware	52-2106838
Asbury Automotive North Carolina Management L.L.C.	Delaware	52-2106838
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	23-2983952
Asbury Automotive Oregon L.L.C.	Delaware	52-2106837
Asbury Automotive Oregon Management L.L.C.	Delaware	93-1255888
Asbury Automotive South, L.L.C.	Delaware	37-1514247
Asbury Automotive Southern California L.L.C.	Delaware	16-1676796
Asbury Automotive St. Louis, L.L.C.	Delaware	43-1767192
Asbury Automotive Tampa GP L.L.C.	Delaware	13-3990508
Asbury Automotive Tampa, L.P.	Delaware	13-3990509
Asbury Automotive Texas L.L.C.	Delaware	13-3997031
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware	11-3816183
Asbury Deland Imports 2, L.L.C.	Delaware	59-3629420
Asbury Fresno Imports L.L.C.	Delaware	03-0508500
Asbury Jax AC, L.L.C.	Delaware	45-0551011
Asbury Jax Holdings, L.P.	Delaware	59-3516633
Asbury Jax K, L.L.C.	Delaware	36-4572826
Asbury Jax Management L.L.C.	Delaware	59-3503187

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Asbury Jax PB Chev, L.L.C.	Delaware	37-1504393
Asbury MS Chev, L.L.C.	Delaware	06-1749057
Asbury MS Gray-Daniels L.L.C.	Delaware	64-0939974
Asbury MS Metro L.L.C.	Delaware	91-2121547
Asbury MS Wimber L.L.C.	Delaware	06-1625607
Asbury MS Yazoo L.L.C.	Delaware	06-1698084
Asbury No Cal Niss L.L.C.	Delaware	05-0605055
Asbury Sacramento Imports L.L.C.	Delaware	33-1080505
Asbury So Cal DC L.L.C.	Delaware	33-1080498
Asbury So Cal Hon L.L.C.	Delaware	33-1080502
Asbury So Cal Niss L.L.C.	Delaware	59-3781893
Asbury St. Louis Cadillac L.L.C.	Delaware	43-1767192
Asbury St. Louis Gen L.L.C.	Delaware	43-1826171
Asbury St. Louis Lex L.L.C.	Delaware	43-1767192
Asbury Tampa Management L.L.C.	Delaware	59-2512657
Asbury-Deland Imports L.L.C.	Delaware	59-3604213
Atlanta Real Estate Holdings L.L.C.	Delaware	58-2241119
Avenues Motors, Ltd.	Florida	59-3381433
Bayway Financial Services, L.P.	Delaware	59-3503190
BFP Motors L.L.C.	Delaware	30-0217335
C&O Properties, Ltd.	Florida	59-2495022
Camco Finance II L.L.C.	Delaware	52-2106838
Camco Finance L.L.C.	Delaware	56-2110955
CFP Motors, Ltd.	Florida	65-0414571
CH Motors, Ltd.	Florida	59-3185442
CHO Partnership, Ltd.	Florida	59-3041549
CK Chevrolet LLC	Delaware	59-3580820
CK Motors LLC	Delaware	59-3580825
CN Motors, Ltd.	Florida	59-3185448
Coggin Automotive Corp.	Florida	59-1285803
Coggin Cars L.L.C.	Delaware	59-3624906
Coggin Chevrolet L.L.C.	Delaware	59-3624905
Coggin Management, L.P.	Delaware	59-3503191
CP-GMC Motors, Ltd.	Florida	59-3185453
Crown Acura/Nissan, LLC	North Carolina	56-1975265
Crown Battleground, LLC	North Carolina	56-2036220
Crown CHH L.L.C.	Delaware	52-2106838
Crown CHO L.L.C.	Delaware	84-1617218
Crown CHV L.L.C.	Delaware	52-2106838
Crown Dodge, LLC	North Carolina	56-1975260
Crown FDO L.L.C.	Delaware	04-3623132
Crown FFO Holdings L.L.C.	Delaware	56-2182741
Crown FFO L.L.C.	Delaware	56-2165412
Crown Fordham L.L.C.	Delaware	52-2106838
Crown GAC L.L.C.	Delaware	52-2106838
Crown GAU L.L.C.	Delaware	52-2106838
Crown GBM L.L.C.	Delaware	52-2106838
Crown GCA L.L.C.	Delaware	14-1854150
Crown GCH L.L.C.	Delaware	74-3051217
Crown GDO L.L.C.	Delaware	52-2106838
Crown GHO L.L.C.	Delaware	52-2106838
Crown GKI L.L.C.	Delaware	52-2106838
Crown GMI L.L.C.	Delaware	52-2106838

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Crown GNI L.L.C.	Delaware	52-2106838
Crown GPG L.L.C.	Delaware	52-2106838
Crown GVO L.L.C.	Delaware	52-2106838
Crown Honda, LLC	North Carolina	56-1975264
Crown Honda-Volvo, LLC	North Carolina	56-1975263
Crown Mitsubishi, LLC	North Carolina	56-1975266
Crown Motorcar Company L.L.C.	Delaware	62-1860414
Crown Raleigh L.L.C.	Delaware	52-2106838
Crown RIA L.L.C.	Delaware	52-2106838
Crown RIB L.L.C.	Delaware	56-2125835
Crown Royal Pontiac, LLC	North Carolina	56-1975262
Crown SJC L.L.C.	Delaware	81-0630983
Crown SNI L.L.C.	Delaware	30-0199361
CSA Imports L.L.C.	Delaware	59-3631079
JC Dealer Systems L.L.C.	Delaware	58-2628641
Escude-M L.L.C.	Delaware	64-0922813
Escude-MO L.L.C.	Delaware	64-0924573
Escude-NN L.L.C.	Delaware	64-0922808
Escude-NS L.L.C.	Delaware	64-0922811
Escude-T L.L.C.	Delaware	64-0922812
HFP Motors L.L.C.	Delaware	06-1631102
KP Motors L.L.C.	Delaware	06-1629064
McDavid Austin-Acra, L.L.C.	Delaware	11-3816170
McDavid Frisco-Hon, L.L.C.	Delaware	11-3816176
McDavid Grande, L.L.C.	Delaware	11-3816168
McDavid Houston-Hon, L.L.C.	Delaware	11-3816178
McDavid Houston-Niss, L.L.C.	Delaware	11-3816172
McDavid Irving-Hon, L.L.C.	Delaware	11-3816175
McDavid Outfitters, L.L.C.	Delaware	11-3816166
McDavid Plano-Acra, L.L.C.	Delaware	11-3816179
NP FLM L.L.C.	Delaware	71-0819724
NP MZD L.L.C.	Delaware	71-0819723
NP VKW L.L.C.	Delaware	71-0819721
Plano Lincoln-Mercury, Inc.	Delaware	75-2430953
Precision Computer Services, Inc.	Florida	59-2867725
Precision Enterprises Tampa, Inc.	Florida	59-2148481
Precision Infiniti, Inc.	Florida	59-2958651
Precision Motorcars, Inc.	Florida	59-1197700
Precision Nissan, Inc.	Florida	59-2734672
Premier NSN L.L.C.	Delaware	71-0819715
Premier Pon L.L.C.	Delaware	71-0819714
Prestige Bay L.L.C.	Delaware	71-0819719
Prestige Toy L.L.C.	Delaware	71-0819720
RER Properties, LLC	North Carolina	56-2091165
RWIJ Properties, LLC	North Carolina	56-2091158
Spectrum Insurance Services L.L.C.	Delaware	58-2241119
Tampa Hund, L.P.	Delaware	59-3512664
Tampa Kia, L.P.	Delaware	59-3512666
Tampa LM, L.P.	Delaware	52-2124362
Tampa Mit, L.P.	Delaware	59-3512667
Tampa Suzu, L.P.	Delaware	59-3512668
Thomason Auto Credit Northwest, Inc.	Oregon	93-1119211

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Thomason Dam L.L.C.	Delaware	93-1266231
Thomason Frd L.L.C.	Delaware	93-1254703
Thomason Hon L.L.C.	Delaware	93-1254717
Thomason Hund L.L.C.	Delaware	93-1254690
Thomason Maz L.L.C.	Delaware	93-1254723
Thomason Niss L.L.C.	Delaware	93-1254721
Thomason Outfitters L.L.C.	Delaware	68-0492340
Thomason Pontiac-GMC L.L.C.	Delaware	43-1976952
Thomason Suzu L.L.C.	Delaware	93-1256214
Thomason TY L.L.C.	Delaware	93-1254719
Thomason Zuk L.L.C.	Delaware	93-1254806
WMZ Brandon Motors, L.P.	Delaware	59-3512670
WMZ Motors, L.P.	Delaware	59-3512663
WTY Motors, L.P.	Delaware	59-3512669

(1)	The address and phone number of each Registrant Guarantor is c/o Asbury Automotive Group, Inc., 622 Third Avenue, 37th Floor, New York, New York 10017, (212) 885-2500.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2007

PROSPECTUS

$115,000,000

Asbury Automotive Group, Inc.

3.00% Senior Subordinated Convertible Notes due 2012,

the Related Note Guarantees and

the Common Stock Issuable upon Conversion of the Notes

This prospectus relates to the offer and sale from time to time by the persons listed under “Selling Securityholders” in this prospectus of up to $115,000,000 principal amount of our 3.00% Senior Subordinated Convertible Notes due 2012 (and the related note guarantees as described herein), and the shares of our common stock issuable upon conversion of the notes. We will not receive any of the proceeds from the sale of the notes or the sale of the underlying common stock by the selling securityholders.

The notes will mature on September 15, 2012. Holders may, at their option, convert their notes prior to the close of business on the scheduled trading day immediately preceding June 15, 2012, if any of the following conditions is satisfied: (i) the trading price of the notes falls below a specified threshold for a specified time period; (ii) the price of the common stock reaches a specific threshold; or (iii) in connection with the occurrence of certain specified corporate events and transactions as described in this prospectus. Holders may convert their notes at any time after June 15, 2012, and on or prior to the third scheduled trading day immediately preceding the maturity date. On June 29, 2007, the last reported sale price for the common stock on the New York Stock Exchange was $24.95 per share. The common stock is listed under the symbol “ABG”.

Upon conversion we will pay cash and, if applicable, shares of our common stock based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as defined herein) of the relevant 30 VWAP trading day observation period. The initial conversion rate for the notes will be 29.4172 shares of common stock per each $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $33.99 per share. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if certain “fundamental change” (as defined herein) events occur prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such a fundamental change.

Asbury will pay interest on the notes on March 15 and September 15 of each year. The first interest payment will be made on September 15, 2007. The notes were issued only in denominations of $1,000 and integral multiples of $1,000. The notes are guaranteed by all of Asbury’s current, wholly-owned subsidiaries and will be guaranteed by all of Asbury’s future domestic restricted subsidiaries that have outstanding, incur or guarantee any other indebtedness. The notes and the subsidiary guarantees will rank behind all of Asbury’s and the subsidiary guarantors’ current and future senior indebtedness, including indebtedness under our existing revolving credit facility and floor plan facilities. The notes will rank equally with all of Asbury’s and the guarantees will rank equally with the subsidiary guarantors’ existing and future senior subordinated indebtedness, including the 8% Senior Subordinated Notes due 2014 (the “8% Notes”) and the 7.625% Senior Subordinated Notes due 2017 (the “7.625% Notes”), and the subsidiary guarantees thereof by those of Asbury’s subsidiaries that guarantee the notes. The notes will be effectively subordinated to all indebtedness and other liabilities, including trade payables and any guarantees of the 8% Notes, 7.625% Notes, of Asbury’s subsidiaries that do not guarantee the notes.

Holders have the option, subject to certain conditions, to require Asbury to repurchase any notes in the event of a “designated event,” as described in this prospectus, at a price equal to 100% of the principal amount of the notes plus accrued interest to the date of repurchase.

For a more detailed description of the notes, see “Description of the Notes.”

See “ Risk Factors” beginning on page 5 to read about important factors you should consider before buying the notes or the shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

You should rely only on the information contained or incorporated by reference in this prospectus. The selling securityholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this document, or that any information we have incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

MANUFACTURER DISCLAIMER

No manufacturer or distributor has been involved, directly or indirectly, in the preparation of this prospectus, the documents incorporated by reference herein or in the offering being made hereby. No manufacturer or distributor has been authorized to make any statements or representations in connection with this prospectus, and no manufacturer or distributor has any responsibility for the accuracy or completeness of this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

In addition, we make available on our web site at http://www.asburyauto.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K (and any amendments to those reports) filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as practicable after they have been electronically filed with the SEC. Unless otherwise specified, information contained on our web site, available by hyperlink from our web site or on the SEC’s web site, is not incorporated into the registration statement of which this prospectus forms a part or other documents we file with, or furnish to, the Commission.

INCORPORATION BY REFERENCE

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling securityholders sell all the notes and shares of common stock offered by this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Annual Report on Form 10-K/A for the year ended December 31, 2006, filed on March 12, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 9, 2007; and

•	Current Reports on Form 8-K filed on January 2, 2007, January 18, 2007, February 15, 2007, February 26, 2007, February 28, 2007, March 13, 2007, March 30, 2007 and May 9, 2007.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supercedes the statement. Any such statement or document so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Asbury Automotive Group, Inc.

622 Third Avenue

37th Floor

New York, New York 10017

Telephone: (212) 885-2500

ii

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy under the headings, “Prospectus Summary” and “Risk Factors.” These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things,

•	market factors,

•	our relationships with vehicle manufacturers and other suppliers,

•	risks associated with our substantial indebtedness,

•	risks related to pending and potential future acquisitions, and

•	general economic conditions both nationally and locally and governmental regulations and legislation.

There can be no guarantees our plans for future operations will be successfully implemented or that they will prove to be commercially successful. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

The following is a summary of some of the information contained in this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including the section entitled “Risk Factors” beginning on page 5, the financial statements, and the documents we have incorporated by reference. For the purposes of this prospectus, references to “Asbury,” “Company,” “we,” “us,” and “our” refer to Asbury Automotive Group, Inc., and unless the context otherwise requires, its subsidiaries and their respective predecessors in interest.

This prospectus and the reports filed with the SEC that are incorporated by reference herein include statistical data regarding the automotive retailing industry. Although we believe these industry sources are reliable, we have not independently researched or verified this information. Accordingly, investors should not place undue reliance on this information.

BUSINESS

Our Company

We are one of the largest automotive retailers in the United States, operating 115 franchises (88 dealership locations) in 21 metropolitan markets within 10 states as of the date of this prospectus. We offer an extensive range of automotive products and services, including new and used vehicles, vehicle maintenance, replacement parts, collision repair services, and financing, insurance and service contracts. We offer 33 domestic and foreign brands of new vehicles, including four heavy truck brands. We also operate 23 collision repair centers that serve our markets.

Our retail network is currently organized into four regions and includes nine dealership groups, each marketed under different local brands: (i) Florida (comprising our Coggin dealerships, operating primarily in Jacksonville and Orlando, and our Courtesy dealerships operating in Tampa), (ii) West (comprising our McDavid dealerships operating throughout Texas and our California dealerships operating in Los Angeles, Sacramento and Fresno), (iii) Mid-Atlantic (comprising our Crown dealerships operating in North Carolina, South Carolina and Southern Virginia) and (iv) South (comprising our Nalley dealerships operating in Atlanta, Georgia, and our North Point dealerships operating in Little Rock, Arkansas). Our Plaza dealerships operating in St. Louis, Missouri and our Gray Daniels dealerships operating in Jackson, Mississippi remain standalone operations.

The Refinancing

During the three months ended March 31, 2007, we initiated a refinancing of our long-term debt which included (i) a cash tender offer for all of our $250.0 million principal amount of 9% Senior Subordinated Notes due 2012 (“9% Notes”), (ii) the issuance of $115.0 million principal amount of the notes that are covered by this prospectus and (iii) the issuance of $150.0 million principal amount of 7.625% Notes. As of March 31, 2007, we had completed the issuance of the notes and the 7.625% Notes and repurchased $238.1 million of our 9% Notes through our tender offer. On June 15, 2007, we redeemed the remaining $11.9 million of our 9% Notes. We refer to the tender offer, the issuance of the notes and the 7.625% Notes, the repurchase and redemption of the 9% Notes as the “Refinancing.”

Our principal executive offices are located at 622 Third Avenue, 37th Floor, New York, New York 10017. Our telephone number is (212) 885-2500. Information contained on our web site or that can be accessed through our web site is not incorporated by reference in this prospectus. You should not consider information contained on our web site or that can be accessed through our web site to be part of this prospectus.

THE NOTES

This prospectus covers the resale of up to $115,000,000 aggregate principal amount of the notes and the shares of our common stock issuable upon conversion of the notes. We issued and sold $115,000,000 aggregate principal amount of the notes on March 16, 2007 in a private placement to certain initial purchasers. The summary below describes the principal terms of the notes. For a more detailed description of the notes, see “Description of the Notes.”

Issuer	Asbury Automotive Group, Inc.

Notes Offered Hereby	$115,000,000 aggregate principal amount of 3.00% Senior Subordinated Convertible Notes due 2012.

Issue Date	March 16, 2007.

Maturity Date	September 15, 2012.

Interest	3.00% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2007.

Conversion

The notes are convertible by holders into cash and, if applicable, shares of our common stock at an initial conversion rate of 29.4172 shares of Asbury common stock per $1,000 principal amount of notes (subject to adjustment in certain events), which is equivalent to an initial conversion price of approximately $33.99 per share of common stock.

At any time prior to the close of business on the scheduled trading day, as defined under “Description of the Notes — Conversion Rights — General,” immediately preceding June 15, 2012, holders can convert their notes under any of the following conditions:

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the notes for each day of such period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date;

•

during any calendar quarter after the quarter ending June 30, 2007, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price on such last trading day; or

•	in connection with the occurrence of certain specified corporate events and transactions described in “Description of the Notes — Conversion Rights — Conversion upon Specified Corporate Events.”

Upon valid tender of notes for conversion, we will pay cash and, if applicable, shares of our common stock, if any, based on a daily conversion value (as described herein) calculated on a proportionate basis for each day of the relevant thirty VWAP trading-day observation period. See “Description of the Notes — Conversion Rights — Payment upon Conversion.”

On and after June 15, 2012, holders may convert their notes at the conversion rate regardless of the conditions described above and prior to the close of business on the third scheduled trading day immediately preceding the maturity date.

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest and special interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash and shares, if any, of common stock issued to you upon conversion.

Guarantors

The notes are guaranteed by all of our current, wholly-owned subsidiaries and will be guaranteed by all of our future domestic restricted subsidiaries that have outstanding, incur or guarantee any other indebtedness. Each subsidiary guarantor guarantees the payment of principal, premium, if any, and interest on the notes on a senior subordinated basis.

Ranking	The notes are senior subordinated debt. Both the notes and the subsidiary guarantees rank:

•

junior to all of our and the subsidiary guarantors’ existing and future senior indebtedness (including any borrowings under our committed credit facility (the “Committed Credit Facility”) with JPMorgan Chase Bank, N.A., 17 other financial institutions, Ford Motor Credit Company and DaimlerChrysler Financial Services North America LLC and floor plan facilities);

•	equally with all our existing and future senior subordinated indebtedness, including our 8% Notes and 7.625% Notes;

•	senior to any of our and the subsidiary guarantors’ future junior subordinated indebtedness; and

•	effectively junior to all indebtedness and other liabilities of future non-guarantor subsidiaries, including trade payables.

As of March 31, 2007, after giving pro forma effect to the Refinancing, (i) we and our consolidated subsidiaries would have had $725.3 million of secured indebtedness, including borrowings of $671.4 million under our floor plan facilities and (ii) we and our subsidiary guarantors would have had $444.4 million of unsecured senior subordinated indebtedness outstanding.

No Entitlement to Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.

Optional Redemption	The notes may not be redeemed by us prior to maturity.

Repurchase at Option of the Holder upon a Designated Event

Subject to certain exceptions, if a designated event (as described under “Description of the Notes — Designated Event Permits Holders to Require Us to Repurchase Notes”) occurs prior to maturity of the notes, holders may require us to repurchase all or part of their notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the designated event repurchase date.

Use of Proceeds	We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the shares of the common stock issuable upon conversion of the notes.

NYSE Symbol	ABG.

RISK FACTORS

An investment in the notes and shares of our common stock involves various material risks. Prior to making a decision about investing, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus from our most recent annual report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC.

Risks Related to the Notes

Our substantial leverage could adversely affect our ability to operate our business and adversely impact our compliance with our Committed Credit Facility and other debt covenants.

We are highly leveraged and have significant debt service obligations. As of March 31, 2007, after giving pro forma effect to the Refinancing, (i) we and our consolidated subsidiaries would have had $725.3 million of secured indebtedness, including borrowings of $671.4 million under our floor plan facilities and (ii) we and our subsidiary guarantors would have had $444.4 million of unsecured senior subordinated indebtedness outstanding. In addition, we and our subsidiaries may incur additional debt from time to time to finance acquisitions or capital expenditures or for other purposes, subject to the restrictions contained in our Committed Credit Facility and the indentures governing our 8% Notes and 7.625% Notes. We will have substantial debt service obligations, consisting of required cash payments of principal and interest, for the foreseeable future.

In addition, we have operating and financial restrictions and covenants in our debt instruments, including the Committed Credit Facility and the indentures governing each of our 8% Notes and 7.625% Notes, that may adversely affect our ability to finance our future operations or capital needs or to pursue certain business activities. In particular, our Committed Credit Facility requires us to maintain certain financial ratios, including a fixed charge coverage ratio of no less than 1.2 to 1. As of March 31, 2007, after giving pro forma effect to the Refinancing, our fixed charge coverage ratio would have been 1.6 to 1. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of the covenants in our debt instruments or our inability to comply with the required financial ratios could result in an event of default, which, if not cured or waived, could have a material adverse effect on us. In the event of any default under the Committed Credit Facility, the payment of all outstanding borrowings could be accelerated together with accrued and unpaid interest and other fees, and we would be required to apply all of our available cash to repay these borrowings or could be prevented from making debt service payments on our 8% Notes, our 7.625% Notes and the notes, any of which would be an event of default under the indentures governing each of our 8% Notes, our 7.625% Notes and the notes. Our substantial debt service obligations could increase our vulnerability to adverse economic or industry conditions.

We are a holding company and as a result are dependent on our subsidiaries to generate sufficient cash and distribute cash to us to service our indebtedness, including the notes.

Our ability to make payments on our indebtedness, fund our ongoing operations and invest in capital expenditures and any acquisitions will depend on our subsidiaries’ ability to generate cash in the future and distribute that cash to us. It is possible that our subsidiaries may not generate cash from operations in an amount sufficient to enable us to service our indebtedness, including the notes. Many of our subsidiaries are subject to restrictions on payments to us and our affiliates under their franchise agreements, dealer agreements, other agreements with manufacturers, mortgages, loan facilities and floor plan agreements. For example, most of the agreements contain minimum working capital or net worth requirements, and some manufacturers’ dealer agreements specifically prohibit a distribution to us if the distribution would cause the dealership to fail to meet such manufacturer’s capitalization guidelines, including net working capital. These restrictions limit our ability to utilize profits generated from one subsidiary at other subsidiaries or, in some cases, at the parent company. These factors could also render our subsidiary guarantors financially or contractually unable to make payments under their guarantees of the notes.

Your right to receive payments on the notes is junior to our existing and future senior indebtedness and the existing and future senior indebtedness of our guarantors.

The notes and the guarantees are subordinated to the prior payment in full of our and the guarantors’ respective current and future senior indebtedness to the extent set forth in the indenture. As of March 31, 2007, after giving pro forma effect to the Refinancing, we would have had $725.3 million of total senior indebtedness including borrowings of $671.4 million under our floor plan facilities. As of such date, no amounts were outstanding under our Committed Credit Facility, which provides for aggregate borrowings, subject to certain conditions precedent, of up to $125 million. The notes also are subordinated to senior indebtedness under our floor plan facilities. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of Asbury or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the notes and our other senior subordinated obligations only after all payments had been made on our or the guarantors’ senior indebtedness. Sufficient assets may not remain after all these payments have been made to make required payments on the notes and any other senior subordinated obligations, including payments of interest when due. As a result holders of notes may receive less, ratably, than our other unsecured general creditors if we are the subject of a bankruptcy, liquidation, reorganization or similar proceeding.

In addition, we are prohibited from making all payments on the notes and the guarantees in the event of a payment default on our senior indebtedness (including borrowings under our Committed Credit Facility and floor plan facilities) and, for limited periods, upon the occurrence of other defaults under our Committed Credit Facility and floor plan facilities. In the event of a nonpayment default under our senior indebtedness, we may not have sufficient funds to pay all our creditors, including the holders of the notes. See “Description of the Notes.”

Claims of creditors of all of our non-guarantor subsidiaries will have priority with respect to the assets and earnings of those subsidiaries over you as a holder of the notes.

The notes are effectively subordinated to all existing and future liabilities of our subsidiaries that are not guarantors. Subsidiaries we may establish or acquire in the future that are foreign subsidiaries, or which do not have any indebtedness or guarantees of indebtedness or which we designate as unrestricted subsidiaries in accordance with the indenture, will not be required to guarantee the notes. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including you as a holder of the notes. In the event that any of our non-guarantor subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, the assets and earnings of those subsidiaries will be used first to satisfy the claims of their creditors, trade creditors, banks and other lenders and judgment creditors.

The notes are not secured.

In addition to being subordinated to all of our and our guarantors’ existing and future senior indebtedness, the notes and the guarantees are not secured by any of our assets or those of our subsidiaries. Our obligations under our Committed Credit Facility are secured by a blanket lien on all of our assets. In addition, substantially all our new and used vehicle inventory, among other assets, is pledged to secure our obligations under our floor plan facilities under which we finance vehicle purchases. Finally, the terms of the notes do not restrict us from granting liens to secure debt that is senior in right of payment to the notes. If we become insolvent or are liquidated, or if payment under the Committed Credit Facility or any other secured senior indebtedness is accelerated, the lenders under the Committed Credit Facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the Committed Credit Facility or our other senior indebtedness).

Restrictions imposed by our Committed Credit Facility and each of the indentures governing our 8% Notes and 7.625% Notes limit our ability to obtain additional financing and to pursue business opportunities.

The operating and financial restrictions and covenants in our debt instruments, including our Committed Credit Facility, 8% Notes and 7.625% Notes, may adversely affect our ability to finance our future operations or capital needs or to pursue certain business activities. In particular, our Committed Credit Facility requires us to maintain certain financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our Committed Credit Facility. In the event of any default under our Committed Credit Facility, the lenders could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes. See “Description of the Notes.”

We may not have the funds necessary to finance the repurchase or conversion of the notes or may otherwise be restricted from making such repurchase or conversion if required by holders pursuant to the indenture.

Following a “designated event” under the indenture, holders may, subject to certain exceptions, require us to repurchase their notes for cash. In addition, upon any conversion of the notes, holders will have the right to receive at least a portion of the conversion consideration in cash. It is possible, however, that we will not have sufficient funds available at the time of any such repurchase or conversion to make the required cash payments. In addition, our debt agreements contain, and any future debt agreements could contain, provisions prohibiting such payments under certain circumstances, and a designated event allowing you to cause us to repurchase your notes, or the occurrence of an event that allows you to convert your notes, may constitute an event of default under one or more agreements governing our indebtedness. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing or converting the notes when we become obligated to do so, we could seek the consent of the lenders to repurchase or convert the notes or attempt to refinance the relevant indebtedness. If we did not obtain such a consent or refinance the indebtedness, we would not be permitted to repurchase or convert the relevant notes, which would constitute an event of default under the indenture and in turn would constitute a default under the terms of our other indebtedness.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note-holders to return payments received from guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under a subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the issuance of the guarantee; and

•	the subsidiary guarantor:

•	was insolvent or rendered insolvent by reason of issuing the guarantee;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.

The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

•

the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

In the event the guarantee of the notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

An active trading market may not develop for the notes. The failure of a market to develop for the notes could adversely affect the liquidity and value of the holders’ notes.

An active or sustained trading market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active market does not develop or is not maintained, the market price of the notes may decline and you may not be able to resell the notes. If any of the notes are traded, they may trade at a discount from their original offering price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

The conditional conversion feature of the notes could result in your not receiving the value of the common stock into which the notes are convertible.

Prior to the close of business on the scheduled trading day immediately preceding June 15, 2012, the notes are convertible into cash and shares of our common stock, if applicable, only if specific conditions are met. Until the specific conditions for conversion are met, you will not be able to receive the value of the common stock into which your notes would otherwise be convertible.

We expect that the trading value of the notes will be significantly affected by the price of our common stock, which may be volatile.

Our common stock has experienced significant price and volume fluctuations. The market price of the notes is expected to be significantly affected by the market price of our common stock as well as the general level of interest rates and our credit quality. This may result in a significantly greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities we issue. For a discussion of the factors that may result in volatility in the market price of our common stock, see “— General Risks Related to Investing in our Common Stock.”

It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, could affect the price of our common stock.

The price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage activity that we expect to develop involving our common stock as a result of the issuance of the notes. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

In connection with the issuance of the notes, we entered into certain convertible note hedge transactions and warrant transactions with certain of the initial purchasers of the notes and/or their affiliates (the “counterparties”). The convertible note hedge transactions are expected to reduce the potential dilution upon conversion of the notes. In connection with hedging these transactions, the counterparties and/or their affiliates may enter into various derivative transactions with respect to our common stock. Such activities could have the effect of increasing, or preventing a decline in, the price of our common stock. In addition, the counterparties and/or their affiliates are likely to modify their hedge positions from time to time by entering into or unwinding various derivative transactions with respect to our common stock or by purchasing and selling shares of our common stock. In particular, such hedging modifications may occur during any observation period for a conversion of notes, which may have a negative effect on the value of the consideration received in relation to the conversion of those notes. In addition, we intend to exercise options we hold under the convertible note hedge and warrant transactions whenever notes are converted. To unwind their hedge positions with respect to those exercised options, the counterparties or their affiliates may sell shares of our common stock in secondary market transactions or unwind various over-the-counter derivative transactions with respect to our common stock during the observation period, if any, for the converted notes.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the amount of cash and the number of shares of common stock, if any, you will receive upon a conversion of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

You may have to pay taxes with respect to some distributions on our common stock that result in adjustments to the conversion rate.

The conversion rate of the notes is subject to adjustment as a result of stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the Notes — Conversion Rights — Conversion Rate Adjustments” and “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes.” If the conversion rate is adjusted as a result of a distribution that is taxable to holders of our common stock, such as a cash dividend, you will be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. The amount that you will have to include in income would generally be equal to the amount of the distribution that you would have received if you had converted your notes into our common stock. In addition, non-U.S. holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material United States Federal Income Tax Considerations.”

The adjustment to the conversion rate for notes converted in connection with certain fundamental changes may not adequately compensate you for any lost value of your notes as a result of such transaction.

If certain fundamental changes occur, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with any such fundamental change. The increase in the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in such transaction, as described below under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes.” The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $60.00 per share or less than $27.75 per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 36.0360 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion upon Certain Fundamental Changes.” The enforceability of our obligation to deliver the additional shares upon a fundamental change could be subject to general principles of reasonableness of economic remedies.

A change in control of Asbury may not constitute a “fundamental change” for purposes of the notes.

The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control of Asbury except to the extent described under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes” and “Description of the Notes — Designated Event Permits Holders to Require Us to Repurchase Notes” upon the occurrence of a fundamental change. However, the term “fundamental change” is limited and may not include every change in control event that might cause the market price of the notes to decline. As a result, your rights under the notes upon the occurrence of a fundamental change may not preserve the value of the notes in the event of a change in control of Asbury. In addition, any change in control of Asbury may negatively affect the liquidity, value or volatility of our common stock, negatively impacting the value of the notes.

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the notes. However, if one or more rating agencies rate the notes and assign the notes a rating lower than the rating expected by the investors, or reduce their rating in the future, the market price of the notes and our common stock could be harmed.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our Certificate of Incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of the Notes — Conversion Rights — Payment upon Conversion,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

We will generally deliver the cash and, if applicable, shares of common stock issuable upon conversion on the third VWAP trading day after the observation period, which will (other than in the specified period immediately prior to maturity of the notes) generally be at least 35 trading days after the date holders tender their notes for conversion. In addition, because the consideration due upon conversion is based in part on the trading prices of our common stock during the observation period, any decrease in the price of our common stock after you tender your notes for conversion may significantly decrease the value of the consideration you receive. Furthermore, because we must settle at least a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity.

General Risks Related to Investing in our Common Stock

We may not be able to pay or maintain dividends and the failure to do so could adversely affect our share price.

On May 4, 2007, our board of directors approved a quarterly cash dividend of $0.20 per common share, or an aggregate of approximately $6.5 million. The cash dividend was paid on May 25, 2007, to stockholders of record as of May 11, 2007. These dividends may not be indicative of the amount of any future dividends. We intend to continue to pay regular quarterly dividends to our stockholders. Our ability to pay, maintain or expand cash dividends to our stockholders and to execute our dividend payment strategy is subject to the discretion of our board of directors and will depend on many factors, including, among other things, our ability to operate profitably, our earnings, capital requirements, general business conditions, our liquidity and other factors considered relevant by our board of directors. In addition, certain covenants in the agreements governing our Committed Credit Facility and the indentures governing our debt restrict our ability to pay dividends. Furthermore, any shares of our common stock issuable upon conversion of the notes and any new shares of common stock issued otherwise will substantially increase the cash required to continue to pay cash dividends at current levels. Any common or preferred stock that may be issued in the future to finance acquisitions, upon exercise of stock options or other equity incentives, would have a similar effect, and may hinder our ability to pay cash dividends. The failure to maintain or pay dividends could adversely affect our share price.

Our stock price may be volatile, which could result in substantial losses for investors in our securities.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. The market price of the common stock may also fluctuate significantly in response to the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;

•	changes in securities analysts’ estimates of our financial performance;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships,

•	joint ventures, capital commitments, new products or product enhancements;

•	loss of a major customer or failure to complete significant transactions; and

•	additions or departures of key personnel.

The closing price of our common stock since our initial public offering has ranged from a high of $29.82 on the New York Stock Exchange on April 27, 2007 to a low of $5.95 on March 10, 2003. The last reported price of our common stock on the New York Stock Exchange on June 29, 2007 was $24.95 per share.

Anti-takeover provisions of our charter, bylaws, Delaware law and our franchise agreements may reduce the likelihood of any potential change of control.

Provisions of our charter and by-laws may have the effect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals that a shareholder might consider favorable. These include provisions:

•	providing that no more than one-third of the members of our board of directors stand for reelection by the shareholders at each annual meeting;

•	permitting the removal of a director from office only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all common stock outstanding;

•	vesting the board of directors with sole power to set the number of directors;

•

allowing a special meeting of the shareholders to be called only by a majority of the board of directors or by the chairman of our board of directors, either on his or her own initiative or at the request of shareholders collectively holding at least 50% of the common stock outstanding, by our president, by our chief executive officer or by a majority of our board of directors;

•	prohibiting shareholder action by written consent;

•	requiring the affirmative vote of the holders of at least 80% of the voting power of all common stock outstanding to effect certain amendments to our charter or by-laws; and

•	requiring formal advance notice for nominations for election to our board of directors or for proposing matters that can be acted upon at shareholders’ meetings.

In addition, Delaware law makes it difficult for shareholders who have recently acquired a large interest in a corporation to cause the merger or acquisition of the corporation against the directors’ wishes. Furthermore, our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without shareholder approval. Any series of preferred stock is likely to be senior to the common stock with respect to dividends, liquidation rights and, possibly, voting rights. Our board’s ability to issue preferred stock may also have the effect of discouraging unsolicited acquisition proposals, thus adversely affecting the market price of the common stock. Finally, restrictions imposed by some of our franchise agreements may impede or prevent any potential consensual or unsolicited change of control. See “Description of Capital Stock — Certain Anti-takeover and Other Provisions of the Charter and By-laws.”

Under the terms of the options granted under our 1999 option plan and our 2002 stock option plan, many option grants will fully vest and become immediately exercisable upon a change in control of us, which, together with severance arrangements and other change of control provisions contained in several of our employment agreements with our executives, may further deter a potential acquisition bid. In addition, under the terms of performance units granted under our 2002 equity incentive plan, many units may vest and become salable upon a change of control of us and involuntary termination of the performance unit holder.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the shares of common stock issuable upon conversion of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	Year Ended December 31,										Three Months Ended March 31,
	2006		2005		2004		2003		2002		2007		2006
Ratio of Earnings to Fixed Charges	2.04	x	2.08	x	2.08	x	2.12	x	2.10	x	1.14	x	1.91	x

For purposes of computing the above ratios: (1) earnings consist of pre-tax income from continuing operations before equity method earnings or losses plus fixed charges; and (2) fixed charges consist of interest expense on debt (including floor plan debt) and amortization of deferred debt issuance costs, and that portion of rental expense representative of interest.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the New York Stock Exchange under the symbol “ABG”. The following table shows the high and low closing sales price per share of our common stock as reported by the New York Stock Exchange.

	High	Low	Dividends Per Share
Fiscal Year Ended December 31, 2005
First Quarter	$17.39	$13.86
Second Quarter	15.89	13.71
Third Quarter	18.00	15.33
Fourth Quarter	17.93	15.84

Fiscal Year Ended December 31, 2006
First Quarter	$20.55	$16.11
Second Quarter	22.15	19.27
Third Quarter	21.37	20.00	$0.20 (paid August 24, 2006)
Fourth Quarter	26.08	20.65	$0.20 (paid November 16, 2006)

Fiscal Year Ending December 31, 2007
First Quarter	$28.50	$22.94	$0.20 (paid February 9, 2007)
Second Quarter	29.82	24.22	$0.20 (paid May 25, 2007)

On June 29, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $24.95 per share. As of June 28, 2007, there were approximately twenty-six record holders of our common stock.

On May 4, 2007, our board of directors approved a quarterly cash dividend of $0.20 per common share. The cash dividend was paid on May 25, 2007, to stockholders of record as of May 11, 2007. Certain covenants in the agreements governing our Committed Credit Facility and the indentures governing our debt prohibit us from declaring or paying cash dividends or other distributions to our stockholders if certain conditions in such covenants are not met. Any future change in our dividend policy will be made at the discretion of our board of directors and will depend on then applicable contractual restrictions contained in our financing credit facilities and other agreements, our results of operations, earnings, capital requirements and other factors considered relevant by our board of directors. See “Risk Factors — General Risks Related to Investing in our Common Stock — We may not be able to pay or maintain dividends and the failure to do so could adversely affect our share price.”

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “Asbury,” “Company,” “we,” “our” and “us” refer only to Asbury Automotive Group, Inc. and not to any of its Subsidiaries.

Asbury issued the notes under an indenture dated as of March 16, 2007, among itself, the Guarantors and The Bank of New York, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

General

The Notes

The notes:

•	are general unsecured senior subordinated obligations of Asbury;

•	are subordinated in right of payment to all existing and future Senior Debt of Asbury, including borrowings under the Credit Agreement and Floor Plan Facilities;

•	rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of Asbury, including Asbury’s 8% Notes and 7.625% Notes;

•	will be effectively junior to all existing and future liabilities, including trade payables, of Asbury’s non-guarantor Subsidiaries;

•	are unconditionally guaranteed on a senior subordinated basis by the Guarantors;

•	are limited to an aggregate principal amount of $115 million except as set forth below;

•	will mature on September 15, 2012 (the “maturity date”), unless earlier converted or repurchased;

•

were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

The Guarantors

The notes are guaranteed by all of Asbury’s current Subsidiaries. Each guarantee of the notes:

•	is a general unsecured senior subordinated obligation of the Guarantor;

•	is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

•	ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of that Guarantor.

•	As of March 31, 2007, after giving pro forma effect to the Refinancing, Asbury would have had:

•	$725.3 million of Senior Debt, including borrowings under the Credit Agreement and Floor Plan Facilities;

•	$444.4 million of Senior Subordinated Indebtedness, equal in right of payment to the notes; and

•	no subordinated indebtedness.

On the same pro forma basis, the Guarantors would have had:

•	$725.3 million of Senior Debt;

•	$444.4 million of senior subordinated guarantees, representing guarantees of the Senior Subordinated Indebtedness of Asbury, equal in right of payment to the guarantees of the notes; and

•	no subordinated indebtedness.

As indicated above and as discussed in detail below under the caption “— Subordination,” payments on the notes and under the guarantees will be subordinated to the payment of Senior Debt. The indenture will permit both Asbury and the Guarantors to incur additional debt, including Senior Debt.

As of the date of the indenture, all of Asbury’s Subsidiaries guaranteed the notes. Not all of our future Subsidiaries will be obligated to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

Subject to the satisfaction of certain conditions and during the periods described below, the notes may be converted initially at a conversion rate of 29.4172 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $33.99 per share of common stock). The conversion rate is subject to adjustment if certain events occur. We will settle conversions of all notes validly tendered for conversion in cash and, if applicable, shares of our common stock based upon a daily conversion value calculated on a proportionate basis for each VWAP trading day of the relevant 30 VWAP trading day observation period as described below. You will not receive any separate cash payment for interest accrued and unpaid to the conversion date except under the limited circumstances described below.

We use the term “note” in this prospectus to refer to each $1,000 principal amount of notes.

We may, without the consent of the Holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to Holders.

Other than the restrictions described under “— Designated Event Permits Holders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “— Conversion Rights — Conversion upon Specified Corporate Events” and “— Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. See “Risk Factors — Risks Related to the Notes.”

No sinking fund is provided for the notes, which means that the indenture does not require us to redeem or retire the notes periodically.

Interest

The notes bear interest at a rate of 3.00% per annum from March 16, 2007, or from the most recent date to which interest has been paid or duly provided for. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007.

Interest will be paid to the person in whose name a note is registered at the close of business on March 1 or September 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes is computed on the basis of a 360-day year composed of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to Asbury, Asbury will pay all principal, interest and special interest, if any, on that Holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York (which will initially be the corporate trust office of the trustee) unless Asbury elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. We will pay the principal of, and interest on notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global notes.

Paying Agent and Registrar for the Notes

Asbury has appointed The Bank of New York, the trustee under the indenture, as paying agent and registrar for the notes. Asbury may change the paying agent or registrar without prior notice to the Holders of the notes, and Asbury or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion.

Subsidiary Guarantees

The notes are guaranteed by each of Asbury’s current Domestic Subsidiaries and will be guaranteed by each of Asbury’s future Domestic Subsidiaries which incurs, has outstanding or guarantees any Indebtedness. Subject to the conditions described below, the Guarantors have, jointly and severally, unconditionally guaranteed or will, jointly and severally, unconditionally guarantee, as the case may be, on an unsecured and senior subordinated basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Asbury under the indenture and the notes, whether for principal, interest or special interest on the notes or otherwise. The Guarantors will also pay, on an unsecured and senior subordinated basis and in addition to the amount stated above, any and all expenses (including counsel fees and expenses) incurred by the trustee under the indenture in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor. Each Subsidiary Guarantee is or will be subordinated to the prior payment in full of all Senior Debt of that Guarantor on the same basis as the notes are subordinated to the Senior Debt of Asbury. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.” The indenture does not restrict Asbury from selling or otherwise disposing of its direct or indirect equity interests in the Guarantors.

The Subsidiary Guarantee of a Guarantor will be released and the Guarantor will be released of all obligations under its Guarantee:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) either Asbury or a Guarantor; or

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) either Asbury or a Guarantor; or

(3) if such Guarantor ceases to guarantee other Senior Subordinated Indebtedness of Asbury or another Guarantor; or

(4) if such Guarantor ceases to be a Restricted Subsidiary.

Any Domestic Subsidiary of Asbury which is not otherwise a Guarantor and incurs, has outstanding or guarantees any Indebtedness will, simultaneously with such incurrence or guarantee (or, if the Domestic Subsidiary has outstanding or guarantees Indebtedness at the time of its creation or acquisition, at the time of such creation or acquisition), become a Guarantor and execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee Asbury’s obligations under the notes.

As described above, the Subsidiary Guarantees represent full and unconditional guarantees by the Guarantors on an unsecured and senior subordinated basis of the payment of principal of and interest and special interest, if any, on the notes. Upon conversion of the notes into cash and, if applicable, shares of our common stock, the Subsidiary Guarantees will be deemed to be released and extinguished.

Subordination

Senior Debt versus Notes

The payment of principal, interest and special interest, if any, on the notes is subordinated to the prior payment in full of all Senior Debt of Asbury, including Senior Debt incurred after the date of the indenture.

The holders of Senior Debt are entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes are entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities), in the event of any distribution to creditors of Asbury:

(1) in a liquidation or dissolution of Asbury;

(2) in a bankruptcy reorganization, insolvency, receivership or similar proceeding relating to Asbury or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of Asbury’s assets and liabilities.

Liabilities of Subsidiaries versus Notes

As of the date of the Indenture, all of Asbury’s Subsidiaries were Guarantors of the notes. Not all of Asbury’s future Subsidiaries will be obligated to guarantee the notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor

Subsidiaries, generally will effectively have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of Asbury’s creditors, including holders of the notes, even if such claims do not constitute Senior Debt. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries. See “Risk Factors — Risks Related to the Notes — Claims of creditors of all of our non-guarantor subsidiaries will have priority over the assets and earnings of those subsidiaries over you as a holder of the notes.” Moreover, the indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities, including Indebtedness, or preferred stock under the indenture.

Other Senior Subordinated Indebtedness versus Notes

Only Indebtedness of Asbury or any of its Subsidiaries that is Senior Debt of such Person ranks senior to the notes or the relevant Subsidiary Guarantee, as the case may be, in accordance with the provisions of the indenture. The notes and each Subsidiary Guarantee rank in all respects pari passu with all other Senior Subordinated Indebtedness of Asbury and the relevant Subsidiary, respectively.

Asbury and the Guarantors have agreed in the indenture that Asbury and such Guarantors will not incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to Asbury’s Senior Debt, or the Senior Debt of such Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of such Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

Asbury also may not make any payment in respect of the notes (except in the form of Permitted Junior Securities) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity, and the trustee receives a notice of such default (a “Payment Blockage Notice”) from Asbury or the holders of any Designated Senior Debt.

Payments on the notes will be resumed at the first to occur of the following:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and special interest, if any, on the notes that have come due have been paid in full in cash.

The failure to make any payment on the notes by reason of the subordination provisions of the indenture will not be construed as preventing the occurrence of an Event of Default with respect to the notes by reason of the failure to make a required payment. Upon termination of any period of payment blockage, Asbury will be required to resume making any and all required payments under the notes, including any missed payments. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage notice.

If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the trustee or the Holder has actual knowledge that the payment is prohibited; the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

Asbury must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Asbury, Holders of notes may recover less ratably than creditors of Asbury who are holders of Senior Debt. See “Risk Factors — Risks Related to the Notes — Your right to receive payments on the notes is junior to our existing and future senior indebtedness and the existing and future senior indebtedness of our guarantors.”

“Designated Senior Debt” means:

(1) any Obligations outstanding under the Credit Agreement and Floor Plan Facilities; and

(2) after payment in full of all Obligations under the Credit Agreement and Floor Plan Facilities, any other Senior Debt permitted under the indenture, the principal amount of which is $25.0 million or more and that has been designated by Asbury as “Designated Senior Debt.”

“Permitted Junior Securities” means:

(1) equity interests in Asbury or any Guarantor; or

(2) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

“Senior Debt” means:

(1) all Indebtedness of Asbury or any Guarantor outstanding under Credit Facilities, and all Hedging Obligations with respect thereto, and under Floor Plan Facilities;

(2) any other Indebtedness of Asbury or any Guarantor permitted to be incurred under the terms of the indenture; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2),

unless, in the case of clauses (1) and (2), the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee, as the case may be.

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by Asbury;

(2) any intercompany Indebtedness of Asbury or any of its Subsidiaries to Asbury or any of its Affiliates; or

(3) any trade payables.

Conversion Rights

General

Upon the occurrence of any of the conditions described under the headings “— Conversion upon Satisfaction of Trading Price Condition,” “— Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Events,” holders may convert their notes at an initial conversion rate of 29.4172 shares of common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of approximately $33.99 per share of common stock, at any time prior to the close of business on the scheduled trading day immediately preceding June 15, 2012. On and after June 15, 2012, holders may convert their notes at the conversion rate regardless of the conditions described under the headings “— Conversion upon Satisfaction of Trading Price Condition,” “— Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Events” at any time prior to the close of business on the third scheduled trading day immediately preceding the maturity date of September 15, 2012.

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading or, if our common stock is not listed or admitted for trading on any exchange or market, a business day.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates. Our settlement of conversions as described below under “— Payment upon Conversion” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest (including special interest, if any) to, but not including, the conversion date.

As a result, accrued and unpaid interest (including special interest, if any) to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted, except that no such payment need be made:

•	if we have specified a “designated event repurchase date” (as defined below) that is after a record date and on or prior to the corresponding interest payment date;

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes; or

•	in respect of any conversions that occur after the record date immediately preceding the maturity date.

Upon conversion of the notes, we will pay an amount in cash equal to the “principal portion” (as defined below) of the conversion value of the notes converted for each VWAP trading day during the specified 30 VWAP trading day observation period. If the daily conversion value exceeds the principal portion of the notes converted on any VWAP trading day during the specified 30 VWAP trading day observation period, we will also deliver shares of our common stock in an amount equal to the excess of the daily conversion value over the principal portion of the notes converted. See “— Payment upon Conversion.” Our Committed Credit Facility imposes limitations on our use of cash, which could restrict our ability to pay the principal portion of the notes in cash upon conversion, and we may enter into additional agreements in the future which may limit or prohibit our ability to make any such payment. Our failure to pay the principal portion of the notes when converted would result in an event of default with respect to the notes. See “Risk Factors — Risks Related to the Notes.”

As described above under “— Subsidiary Guarantees,” the Subsidiary Guarantees represent full and unconditional guarantees by the Guarantors on an unsecured and senior subordinated basis of the payment of principal of and interest and special interest, if any, on the notes. Upon conversion of the notes into cash and, if applicable, shares of our common stock, the Subsidiary Guarantees will be deemed to be released and extinguished.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the scheduled trading day immediately preceding June 15, 2012, a holder may surrender notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of the notes for each day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the notes for such date, subject to compliance with the procedures and conditions described below concerning the trustee’s obligation to make a trading price determination.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include any or all of the initial purchasers; but if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the trustee, that one bid will be used. If the trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. Any such determination will be conclusive absent manifest error.

In connection with the above trading price condition, the trustee will have no obligation to determine the trading price of the notes unless we have requested such determination; and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of the notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If we do not, when we are obligated to, make a request to the trustee to determine the trading price of the notes, or if we make such request to the trustee and the trustee does not make such determination, then the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate.

If the trading price condition has been met, we will so notify the holders of the notes. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of the notes is greater than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders of the notes.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices for our common stock in the over-the-counter market on the relevant date as reported by the Pink Sheets or similar organization. If our common stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the initial purchasers, selected by us for this purpose. Any such determination will be conclusive absent manifest error.

“Trading day” means a day during which (i) trading in our common stock generally occurs and (ii) there is no “market disruption event” (as defined below).

“Market disruption event” means the occurrence or existence on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

Conversion Based On Common Stock Price

Prior to the close of business on the scheduled trading day immediately preceding June 15, 2012, a holder may surrender its notes for conversion during any calendar quarter after the calendar quarter ending June 30, 2007 (and only during such calendar quarter), if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect for the notes on the last trading day of the immediately preceding calendar quarter.

Conversion upon Specified Corporate Events

If we elect to:

•

distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days after the record date for the distribution to subscribe for or purchase shares of our common stock at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of the distribution; or

•

distribute to all or substantially all holders of our common stock our assets (including cash), debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes at least 35 scheduled trading days prior to the ex-date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-date for such distribution or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. The “ex-date” means the first date on which the shares of our common stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question. Holders of the notes may not exercise this right if they may participate (as a result of holding the notes, and at the same time as common stock holders participate) in any of the transactions described above as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holders, without having to convert their notes.

In addition, if we are party to any transaction or event described in paragraph (1) or (5) of the definition of “fundamental change” (as defined below) we will notify holders of the occurrence of any such event and issue a press release no later than 35 scheduled trading days prior to the anticipated effective date of such event. Once we have given such notice, a holder may surrender notes for conversion at any time from and after the 35th scheduled trading day prior to the anticipated effective date of such event until (i) the designated event repurchase date corresponding to such event or (ii) if there is no such designated event repurchase date, 35 trading days following the effective date of such event. If an event described in paragraph (2), (3) or (4) of the definition of “fundamental change” or if a “termination of trading” occurs, we will notify holders of the occurrence of any such event and issue a press release on the effective date of such event. Once we have given such notice, a holder may surrender notes for conversion at any time from the effective date of such event until (i) the designated event repurchase date corresponding to such event or (ii) if there is no such designated event repurchase date, 35 trading days following the effective date of such event. In addition, if a fundamental change occurs, a holder may be entitled to receive additional shares of our common stock upon any conversion as described below under “— Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes.”

You will also have the right to convert your notes if we are a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of our property and assets, in each case pursuant to which our common stock would be converted into cash, securities and/or other property that does not also constitute a designated event. In such event, you will have the right to convert your notes at any time beginning 35 scheduled trading days prior to the date that is the anticipated effective date of such transaction and ending on the 35th trading day following the effective date of such transaction. We will notify holders at least 35 scheduled trading days prior to the anticipated effective date of such transaction.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

The date you comply with these requirements is the “conversion date” under the indenture.

If a holder has already delivered a repurchase notice as described under “— Designated Event Permits Holders to Require Us to Repurchase Notes” with respect to a note, such holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Payment upon Conversion

Upon conversion of the notes, we will pay an amount in cash equal to the principal portion of the notes converted, calculated as described below. If the daily conversion value exceeds the principal portion of the converted notes on any VWAP trading day during the observation period, in addition to paying the principal portion of the converted notes for such VWAP trading day, we will also deliver shares of our common stock in an amount equal to the excess of the daily conversion value over the principal portion of the converted notes for such VWAP trading day, all calculated as described below. We will settle each $1,000 principal amount of notes being converted by delivering, on the third VWAP trading day immediately following the last day of the related observation period, cash and shares of our common stock, if any, equal to the sum of the “daily settlement amounts” (as defined below) for each of the 30 VWAP trading days during the related observation period.

The “observation period” with respect to any note means:

•

with respect to any conversion date occurring during the period beginning on the 35th scheduled trading day prior to the maturity date of the notes, the 30 consecutive VWAP trading day period beginning on, and including, the 32nd scheduled trading day prior to the maturity date (or if such day is not a VWAP trading day, the next succeeding VWAP trading day); and

•	in all other instances, the 30 consecutive VWAP trading day period beginning on and including the third VWAP trading day after the conversion date.

The “daily settlement amount” for each of the 30 VWAP trading days during the observation period shall consist of:

•

cash equal to the lesser of(x) $33.33 in the case of the first 20 VWAP trading days or $33.34 in the case of the last 10 VWAP trading days and (y) the daily conversion value relating to such VWAP trading day (the amount determined pursuant to this clause being the “principal portion”); and

•

if such daily conversion value exceeds either $33.33 in the case of the first 20 VWAP trading days or $33.34 in the case of the last 10 VWAP trading days, a number of shares (the “deliverable shares”) equal to (A) the difference between such daily conversion value and $33.33 or $33.34, as applicable, divided by (B) the daily VWAP of our common stock for such VWAP trading day.

The “daily conversion value” means for each of the 30 consecutive VWAP trading days during the observation period, 1/30 of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock, or the consideration into which our common stock has been converted in connection with certain corporate transactions, on such VWAP trading day. Any determination of the daily conversion value by us will be conclusive absent manifest error.

The “daily VWAP” for our common stock means, for each of the 30 consecutive VWAP trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ABG.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for our common stock to the scheduled close of trading on such market on such VWAP trading day, or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

“VWAP trading day” means a day during which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading and (ii) there is no VWAP market disruption event. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“VWAP market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for our common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

We will deliver cash in lieu of any fractional shares of common stock issuable in connection with payment of the amounts above based on the daily VWAP on the last day of the applicable observation period.

The indenture requires us to pay the principal portion of the conversion consideration of the notes in cash, and we may be required to repurchase the notes for cash at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, upon the occurrence of a “designated event” (as defined below). Our Committed Credit Facility imposes limitations on our use of cash, which may restrict our ability to pay the principal amount of the notes in cash, and we may enter into additional agreements in the future which may limit or prohibit our ability to make any such payment. Our failure to pay the principal portion of the notes when converted would result in an event of default with respect to the notes. See “Risk Factors — Risks Related to the Notes.”

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (as a result of holding the notes, and at the same time as common stockholders participate) in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holders, without having to convert their notes.

Adjustment Events.

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CRo x	OS’

OSo

where,

CRo = the conversion rate in effect immediately prior to the “ex-date” for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR’ = the conversion rate in effect immediately after the “ex-date” for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OSo = the number of shares of our common stock outstanding immediately prior to the “ex-date” for such dividend or distribution or the effective date of such share split or combination, as the case may be; and

OS’ = the number of shares of our common stock that will be outstanding as of the ex-date and after giving effect to such dividend or distribution or will be outstanding after the effective date of such share split or combination, as the case may be.

(2) If we distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days after the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, the conversion rate will be adjusted based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR’ = CRo x	OSo + X

OSo + Y

where,

CRo = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect immediately after the “ex-date” for such distribution;

OSo = the number of shares of our common stock outstanding immediately prior to the “ex-date” for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-date” for such distribution.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•	dividends or distributions referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs described below in this paragraph (3);

then the conversion rate will be adjusted based on the following formula:

CR’ = CRo x	SPo

SPo – FMV

where,

CRo = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect immediately after the “ex-date” for such distribution;

SPo = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-date” for such distribution; and

FMV = the fair market value as determined by our board of directors of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the “ex-date” for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spinoff,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR’ = CRo x	FMVo + MPo

MPo

where,

CRo = the conversion rate in effect immediately prior to the 10th trading day immediately following the effective date of the spin-off;

CR’ = the conversion rate in effect immediately after the 10th trading day immediately following the effective date of the spin-off;

FMVo = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the effective date of the spin-off; and

MPo = the average of the last reported sale prices of our common stock over the first 10 consecutive trading day period immediately following, and including, the effective date of the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur on the 10th trading day immediately following, and including, the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days immediately following, and including, the effective date of any spin-off, references with respect to the spin-off to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate; provided further that in respect of any conversion within the first four trading days following the effective date of such spin-off (if such trading days are also VWAP trading days), references to 10 trading days shall be deemed replaced with four trading days.

(4) If we pay any cash dividends or distributions to all or substantially all holders of our common stock (excluding the first dividend or distribution with an “ex-date” in any calendar quarter if such dividend or distribution does not exceed $0.20 per share, the “dividend threshold amount;” provided that the dividend threshold amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, except that no adjustment will be made to the dividend threshold amount on account of any adjustment made to the conversion rate pursuant to this clause (4); provided further that if such dividend or distribution is not the first dividend or distribution with an ex-date during any calendar quarter, the dividend threshold amount will be deemed to be zero), the conversion rate will be adjusted based on the following formula:

CR’ = CRo x	SPo – QD

SPo – C

where,

CRo = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect immediately after the “ex-date” for such distribution;

SPo = the average of the last reported sale prices of our common stock for the 5 consecutive trading days immediately preceding the “ex-date” for such distribution;

QD = the dividend threshold amount; and

C = the amount in cash per share we distribute to holders of our common stock.

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CRo x	AC + (SP’ x OS’)

OSo x SP’

where,

CRo = the conversion rate in effect on the date such tender or exchange offer expires;

CR’ = the conversion rate in effect after the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by our board of directors paid or payable for shares purchased in such tender or exchange offer;

OSo = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the average of the last reported sale prices of our common stock for the 10 consecutive trading days immediately succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under the preceding paragraph will occur on the 10th trading day immediately succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 trading days immediately succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate; provided further that in respect of any conversion within the first four trading days following the expiration date of such tender or exchange offer (if such trading days are also VWAP trading days), references to 10 trading days shall be deemed replaced with four trading days.

If the application of any of the foregoing formulas (other than in respect of a share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

Events that Will not Result in Adjustments. The applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually, on the anniversary of the first date of issue of the notes, (ii) upon a designated event and (iii) on the maturity date (and on each VWAP trading day of the 30 VWAP trading day observation period beginning on the 32nd scheduled trading day prior to the maturity date). Except as described in this section or in “— Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes” below, we will not adjust the conversion rate.

Treatment of Reference Property. In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, combination or binding share exchange involving us; or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, you will be entitled thereafter to convert your notes into the same type of consideration that you would have been entitled to receive if you had held a number of shares of our common stock equal to the conversion rate then in effect immediately prior to these events, provided that upon conversion you will receive:

•	cash for the aggregate principal portions thereof; and

•

in lieu of the shares of our common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our common stock in the relevant events (“reference property”).

The amount of consideration, and, consequently, reference property, you receive upon conversion will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.

For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, binding share exchanges, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the weighted average of the types and amount of consideration actually received by such holders.

Treatment of Rights. To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Conversion Rate. We are permitted, to the extent permitted by law, to increase the conversion rate of the notes by any amount for a period of at least 20 days, if our board of directors determines that such increase would be in our best interest. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect prior to the date the increased conversion rate takes effect, in accordance with applicable law. We may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

Tax Effect. A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income or withholding tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income and withholding tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.”

Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes

If you elect to convert your notes at any time on or after the 35th scheduled trading day prior to the anticipated effective date of a “fundamental change” described in clauses (1) or (5) of the definition thereof or on or after the effective date of a “fundamental charge” described in clause (3) of the definition thereof, in each case until the related designated event repurchase date or, if there is no such designated event repurchase date, 35 trading days following the effective date of such fundamental change, as applicable, the conversion rate will be increased by an additional number of shares of common stock (the “additional shares”) as described below; provided, however, that no increase will be made in the case of a fundamental change described in clause (1), (3) or (5) of the definition thereof if 100% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such fundamental change transaction consists of shares of capital stock or American Depositary Receipts in respect of shares of capital stock traded (or that will be so traded or quoted immediately following the transaction) on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) and as a result of such transaction or transactions the notes become convertible into such shares of such capital stock or such American Depositary Receipts, subject to the payment of the principal portion thereof in cash, pursuant to “— Conversion Rate Adjustments — Treatment of Reference Property” above. We will notify holders of the occurrence of any such fundamental change and issue a press release (i) no later than 35 scheduled trading days prior to the anticipated effective date of such transaction with respect to any transaction described in paragraph (1) or (5) of the definition of fundamental change and (ii) promptly upon receiving knowledge of the effective date of such transaction with respect to any transaction described in paragraph (3) of the definition of fundamental change. We will settle conversions of notes as described below under “— Settlement of Conversions in a Fundamental Change.”

The number of additional shares by which the conversion rate will be increased in the event of a fundamental change will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the fundamental change. If holders of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the 10 trading day period ending on the trading day preceding the effective date of the fundamental change.

The stock prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock prices and the number of additional shares to be received by which the conversion rate for the notes will be increased per $1,000 principal amount of the notes in the event of a fundamental change:

	Stock Price
Effective Date	$27.75	$28.00	$29.00	$30.00	$32.50	$35.00	$37.50	$40.00	$45.00	$50.00	$60.00
March 16, 2007	6.6188	6.4531	5.8213	5.2511	4.0526	3.1150	2.3775	1.7959	0.9753	0.4734	0.0572
September 15, 2007	6.6188	6.5766	5.9271	5.3414	4.1125	3.1536	2.4015	1.8099	0.9782	0.4708	0.0497
September 15, 2008	6.6188	6.6188	6.0241	5.4106	4.1300	3.1390	2.3687	1.7682	0.9359	0.4395	0.0417
September 15, 2009	6.6188	6.6188	6.0099	5.3649	4.0297	3.0108	2.2312	1.6341	0.8281	0.3653	0.0248
September 15, 2010	6.6188	6.6188	5.8648	5.1750	3.7659	2.7159	1.9351	1.3561	0.6146	0.2271	0.0053
September 15, 2011	6.6188	6.3920	5.5162	4.7450	3.2087	2.1213	1.3661	0.8509	0.2801	0.0591	0.0000
September 15, 2012	6.6188	6.2971	5.0656	3.9162	1.3521	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $60.00 per share, subject to adjustment, no additional shares will be added to the conversion rate.

•	If the stock price is less than $27.75 per share, subject to adjustment, no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 36.0360 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

In addition, if you convert your notes prior to the effective date of any fundamental change, and the fundamental change does not occur, you will not be entitled to an increased conversion rate in connection with such conversion.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Settlement of Conversions in a Fundamental Change

As described above under “— Conversion Rate Adjustments — Treatment of Reference Property,” upon effectiveness of certain fundamental changes, the notes will be convertible into cash and reference property. If, as described above, we are required to increase the conversion rate by the additional shares as a result of a fundamental change that is a designated event, notes surrendered for conversion will be settled as follows:

•

If the last VWAP trading day of the applicable observation period related to notes surrendered for conversion is prior to the third scheduled trading day preceding the effective date of the fundamental change, we will settle such conversion as described above under “— Payment upon Conversion” by delivering the amount of cash and shares of our common stock, if any, based on the conversion rate then in effect without regard to the number of additional shares to be added to the conversion rate as described above, on the third VWAP trading day immediately following the last VWAP trading day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of common stock or reference property deliverable in lieu of shares of our common stock, if any, as if the conversion rate had been increased by such number of additional shares during the related observation period and based upon the related daily VWAP prices during such observation period. If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased amount results in an increase to the number of shares of our common stock, we will deliver such increase by delivering reference property based on such increased number of shares.

•

If the last VWAP trading day of the applicable observation period related to notes surrendered for conversion is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such conversion as described above under “— Payment upon Conversion” based on the conversion rate as increased by the additional shares described above on the later to occur of (1) the effective date of the transaction and (2) third scheduled trading day immediately following the last day of the applicable observation period.

Designated Event Permits Holders to Require Us to Repurchase Notes

If a “designated event” occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date, the “designated event repurchase date,” of our choosing that is not less than 20 nor more than 35 days after the date of the designated event repurchase right notice (as defined below). The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to the designated event repurchase date (but not including the designated event repurchase date), unless such designated event repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date. Any notes repurchased by us will be paid for in cash.

A “designated event” will be deemed to have occurred upon a “fundamental change” or a “termination of trading.”

A “fundamental change” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Asbury and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(2) the adoption of a plan relating to the liquidation or dissolution of Asbury;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Asbury, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of Asbury are not Continuing Directors; or

(5) Asbury consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Asbury, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Asbury or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Asbury outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the foregoing, holders of notes will not have the right to require us to repurchase any notes under clause (1), (3) or (5) (or clause (4), if the same transaction) above, and we will not be required to deliver the designated event repurchase right notice incidental thereto, if 100% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in such transaction consists of shares of capital stock or American Depositary Receipts in respect of shares of capital stock traded (or will be so traded or quoted immediately following the completion of the merger or consolidation) on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) and, as a result of the completion of such transaction the notes become convertible in whole into such shares of such capital stock or such American Depositary Receipts, subject to the payment of the principal portion thereof in cash, pursuant to “— Conversion Rate Adjustments — Treatment of Reference Property” above.

For purposes of the foregoing:

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Asbury who (i) was a member of such Board of Directors on the date of the indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

A “termination of trading” will be deemed to have occurred if shares of our common stock, or shares of any other capital stock or American Depositary Receipts in respect of shares of capital stock into which the notes are convertible pursuant to the terms of the indenture, are not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors).

After the occurrence of a designated event, but on or before the 10th day following such occurrence, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the designated event and of the resulting repurchase right, if any (the “designated event repurchase right notice”). Such notice shall state, among other things:

•	the events causing a designated event;

•	the date of the designated event;

•	the last date on which a holder may exercise the repurchase right, if applicable;

•	the designated event repurchase price, if applicable;

•	the designated event repurchase date, if applicable;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•

that the notes with respect to which a designated event repurchase notice has been delivered by a holder may be converted only if the holder withdraws the designated event repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes, if applicable.

Simultaneously with providing the designated event repurchase right notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish this information on our website or through such other public medium as we may use at that time.

To exercise the repurchase right, you must deliver, on or before the business day prior to the designated event repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Designated Event Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the designated event repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the designated event repurchase date. You will receive payment of the designated event repurchase price promptly following the later of the designated event repurchase date or the time of book-entry transfer or the delivery of the notes. Subject to a holder’s right to receive interest on the related interest payment date where the designated event repurchase date falls between a regular record date and the interest payment date to which it relates, if the paying agent holds money or securities sufficient to pay the designated event repurchase price of the notes on the business day following the designated event repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•

all other rights of the holder will terminate other than the right to receive the designated event repurchase price and previously accrued and unpaid interest, if any, upon delivery or transfer of the notes.

The repurchase rights of the holders could discourage a potential acquirer of us. The designated event repurchase price and designated event repurchase features, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term designated event is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a designated event may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If a designated event were to occur, we may not have enough funds to pay the designated event repurchase price. See “Risk Factors — Risks Related to the Notes — we may not have the funds necessary to finance the repurchase or conversion of the notes or may otherwise be restricted from making such repurchase or conversion if required by holders pursuant to the indenture.” If we fail to repurchase the notes when required following a designated event, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Certain of our debt agreements may limit our ability to repurchase notes.

No notes may be repurchased at the option of holders upon a designated event if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Optional Redemption by Asbury

The notes may not be redeemed by us prior to maturity.

Consolidation, Merger and Sale of Assets

Asbury may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Asbury is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Asbury and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) Asbury is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Asbury) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia (any such Person, the “Successor Company”);

(2) the Successor Company assumes all the obligations of Asbury under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction no Default exists.

In addition, Asbury may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Consolidation, Merger and Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Asbury and any of the Guarantors.

The Successor Company will be the successor to Asbury and shall succeed to, and be substituted for, and may exercise every right and power of, Asbury under the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a designated event permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or special interest with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

(2) default in payment when due of the principal of the notes, whether or not prohibited by the subordination provisions of the indenture;

(3) failure by us to comply with our obligation to convert the notes into cash and, if applicable, shares of our common stock upon exercise of a holder’s conversion right;

(4) failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets;”

(5) failure by us to comply with our notice obligations under “— Conversion Rights —Conversion upon Specified Corporate Events” or under “— Designated Event Permits Holders to Require Us to Repurchase Notes;”

(6) failure by us to comply for 60 days after receipt of notice with any of the other agreements in the indenture;

(7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Asbury or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Asbury or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(8) failure by Asbury or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(9) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(10) certain events of bankruptcy, insolvency or reorganization of Asbury or any of our Restricted Subsidiaries (the “bankruptcy provisions”).

However, a default under clause (6) will not constitute an Event of Default until the trustee or the holders of 25% in aggregate principal amount of the outstanding notes notify Asbury of the default and Asbury does not cure such default within the time specified after receipt of such notice. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Asbury, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default if it determines that withholding notice is in their interest, except a Default relating to the payment of principal or interest or special interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default and its consequences under the indenture except a continuing Default in the payment of interest or special interest on, or the principal of, the notes (other than the non-payment of principal of or interest or special interest, if any, on the notes that became due solely because of the acceleration of the notes).

A Default under the notes, unless cured or waived, could trigger manufacturer rights to acquire certain of our dealerships.

Asbury is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during such fiscal year. Immediately upon becoming aware of any Default or Event of Default, Asbury is required to deliver to the trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Asbury or any Guarantor, as such, will have any liability for any obligations of Asbury or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate, or extend the stated time for payment, of interest on any note;

(3) reduce the principal, or extend the stated maturity, of any note;

(4) reduce the consideration payable upon conversion other than in accordance with the indenture, or otherwise impair the right of a Holder to convert its notes;

(5) reduce the designated event repurchase price of any note or amend or modify in any manner adverse to the Holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) waive a Default or Event of Default in the payment of principal of, or interest or premium, or special interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(7) make any note payable in money other than that stated in the notes;

(8) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or special interest, if any, on the notes;

(9) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Designated Event Permits Holders to Require Us to Repurchase Notes”);

(10) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(11) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

Without the consent of any Holder, we, the Guarantors and the trustee may amend the indenture or the notes to:

(1) to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Asbury’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Asbury’s assets;

(4) to add Guarantees with respect to the notes or to secure the notes;

(5) to add to the covenants of Asbury or any Guarantor for the benefit of the Holders of the notes or surrender any right or power conferred upon Asbury or any Guarantor;

(6) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(7) to comply with requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof; or

(9) to provide for the conversion of the notes as described above under “— Conversion Rights.”

However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Debt of Asbury or a Guarantor then outstanding unless the holders of such Senior Debt (or their representative) consents to such change.

The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, or upon conversion or otherwise, cash and shares of common stock, if applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest (including special interest, if any) payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Concerning the Trustee

If the trustee becomes a creditor of Asbury or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. If the trustee fails to either eliminate the conflicting interest, obtain permission or resign within 10 days of the expiration of the 90-day period, the trustee is required to notify the Holders to this effect and any Holder that has been a bona fide holder for at least six months may petition a court to remove the trustee and appoint a successor trustee.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Asbury Automotive Group, Inc., 622 Third Avenue, 37th Floor, New York, New York 10017, Attention: Chief Financial Officer.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, Asbury will furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Asbury were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an opinion on the annual financial statements by Asbury’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Asbury were required to file such reports.

In addition, after the resale registration statement contemplated by the registration rights agreement becomes effective, whether or not required by the SEC, Asbury will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Asbury and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Certain Definitions

“Credit Agreement” means that Revolving Credit Agreement, dated as of March 23, 2005, among Asbury Automotive Group, Inc., the Subsidiary Borrowers listed therein, as Borrowers, the Lenders listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent and as Floor Plan Agent, and Bank of America, N.A., as Syndication Agent, as amended by the First Amendment to Credit Agreement and Waiver, effective as of March 1, 2006, and the Second Amendment to Credit Agreement, effective as of August 1, 2006, and the Third Amendment to Credit Agreement, effective as of March 8, 2007.

“Designated Notes” means (a) the Company’s 8% Senior Subordinated Notes due 2014, (b) the Company’s 7.625% Senior Subordinated Notes due 2017 and (c) any other Indebtedness of the Company that is (i) in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of indebtedness under bank loans, reimbursement agreements, receivables facilities or floor plan facilities) or any guarantee thereof and (ii) is or maybe, quoted, listed or purchased on any stock exchange, automated securities trading system or over-the-counter or other securities market, including, without limitation the PORTALSM Market.

“Domestic Subsidiary” means any Restricted Subsidiary of Asbury that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Floor Plan Facility” means an agreement with Ford Motor Credit Company, General Motors Acceptance Corporation, DaimlerChrysler Services North America LLC or any other lending institution affiliated with a Manufacturer or any bank or asset-based lender under which Asbury or its Restricted Subsidiaries incur Indebtedness, all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of the business of Asbury and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than property of the dealership(s) which use the proceeds of the Floor Plan Facility or other dealerships who have incurred Indebtedness from the same lender.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Restricted Subsidiary” means any Subsidiary of the Company that is a “Restricted Subsidiary” under any Designated Notes.

“Unrestricted Subsidiary” means any subsidiary of the Company that is not a Restricted Subsidiary.

Resales Under This Prospectus

Notes resold under the registration statement of which this prospectus forms a part will be represented by one or more permanent global notes in definitive, fully registered form, which will be deposited with the trustee as custodian for DTC and registered in the name of DTC in New York, New York for the accounts of participants in DTC. The notes issued in the private placement of the notes in March 2007 are represented by one or more permanent global notes in definitive, fully-registered form without interest coupons, bearing legends relating to certain restrictions on the transfer of the notes. Those global notes have been deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. as DTC’s nominee in New York, New York for the accounts of participants in DTC.

Upon each sale by a selling securityholder of notes (or shares of our common stock into which the notes may be converted) offered hereby, such selling securityholder will be required to deliver a notice of such sale to the Trustee and to us. The notice will, among other things, identify the sale as a sale pursuant to the registration statement of which this prospectus forms a part and certify that the selling securityholder and the principal amount of notes and/or the number shares of common stock, as the case may be, are identified in this prospectus in accordance with applicable rules and regulations under the Securities Act.

Upon receipt by the Trustee of the notice relating to such sale of notes, an appropriate adjustment will be made to reflect a decrease in the principal amount of the global notes issued in the private placement, and a corresponding increase in the principal amount of the global notes issued under this prospectus.

Book-Entry, Delivery and Form

Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will make payments on a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, repurchase date or designated event repurchase date, as the case may be, and the final maturity date. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC.

Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.” Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing.

Same Day Settlement and Payment

Asbury will make payments in respect of the notes represented by the global notes (including principal, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the global note holder. Asbury will make all payments of principal, interest and special interest, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes and issued in the initial placement are eligible to trade in the PORTALSM Market. The notes sold using this prospectus will no longer be eligible for trading in the PORTAL system but are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Asbury expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Governing Law

The notes and the indenture are governed by, and will be construed in accordance with, the laws of the State of New York.

Registration Rights

Asbury and the Guarantors have entered into a registration rights agreement with the initial purchasers of the notes. In the registration rights agreement Asbury and the Guarantors have agreed, for the benefit of the holders of the notes and the shares issuable upon conversion of the notes, commonly referred to as the registrable securities, that Asbury and the Guarantors will, at their expense:

•

file with the SEC, or otherwise designate an existing registration statement filed with the SEC, within 120 days after the date the notes are originally issued, a shelf registration statement covering resales of the registrable securities;

•

use their reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act (unless such shelf registration statement is a previously filed registration statement that is effective at the time it is so designated) within 180 days after the date the notes are originally issued, and

•

use their reasonable best efforts to keep effective the shelf registration statement until the earliest of (i) the sale of all outstanding registrable securities registered under the shelf registration statement; (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Asbury; and (iii) two years after the effective date of the shelf registration statement.

Asbury and the Guarantors will be permitted to suspend the use of the prospectus that is part of the shelf registration statement in connection with the sale of registrable securities during prescribed periods of time for reasons relating to pending corporate developments, public filings with the SEC and other events. The periods during which Asbury and the Guarantors can suspend the use of the prospectus may not, however, exceed a total of 30 days in any 90-day period or a total of 90 days in any 12-month period. Asbury and the Guarantors will provide to each holder of registrable securities copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement has been filed or designated with the SEC and when such shelf registration statement has become effective and take certain other actions required to permit public resales of the registrable securities.

Asbury and the Guarantors may, upon written notice to all holders of notes, postpone having the shelf registration statement declared effective, for a reasonable period not to exceed 90 days if they possess material non-public information the disclosure of which would have a material adverse effect on Asbury and its subsidiaries taken as a whole. Notwithstanding any such postponement, additional interest referred to as “special interest,” will accrue on the notes if either of the following registration defaults occurs:

•	on or prior to the 120th day following the date the notes were originally issued, a shelf registration statement has not been filed with the SEC; or

•	on or prior to the 180th day following the date the notes were originally issued, the shelf registration statement is not declared effective.

In that case, special interest will accrue on any notes which are then restricted securities from and including the day following the registration default to but excluding the day on which the registration default has been cured. Special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the special interest began to accrue.

The rates at which special interest will accrue will be as follows:

•	0.25% of the principal amount per annum to and including the 90th day after the registration default; and

•	0.50% of the principal amount per annum from and after the 91st day after the registration default.

In addition, special interest will accrue on any notes if:

•

the shelf registration statement ceases to be effective, or Asbury and the Guarantors otherwise prevent or restrict holders of registrable securities from making sales under the shelf registration statement, for more than 30 days, whether or not consecutive, during any 90-day period; or

•

the shelf registration statement ceases to be effective, or Asbury and the Guarantors otherwise prevent or restrict holders of registrable securities from making sales under the shelf registration statement, for more than 90 days, whether or not consecutive, during any 12-month period.

Special interest will accrue at a rate of 0.25% per annum during the first 90 days of such occurrence, and 0.50% thereafter, until the earlier of the following:

•

the time the shelf registration statement again becomes effective or the holders of registrable securities are again able to make sales under the shelf registration statement, depending on which event triggered the increase in interest rate; or

•

the earliest of (i) the sale of all outstanding registrable securities registered under the shelf registration statement; (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Asbury; and (iii) two years after the effective date of the shelf registration statement.

No special interest or other amounts will be payable in respect of shares of our common stock into which the notes have been converted even if such shares are registrable securities.

A holder who elects to sell any registrable securities pursuant to the shelf registration statement:

•	will be required to be named as a selling security holder in the related prospectus;

•	may be required to deliver a prospectus to purchasers;

•	may be subject to certain civil liability provisions under the Securities Act in connection with those sales; and

•	will be bound by the provisions of the registration rights agreement that apply to a holder making such an election, including certain indemnification provisions.

No holder of registrable securities will be entitled:

•	to be named as a selling securityholder in the shelf registration statement as of the date the shelf registration statement is declared effective; or

•

to use the prospectus forming a part of the shelf registration statement for offers and resales of registrable securities at any time, unless such holder has returned a completed and signed notice and questionnaire to us by the deadline for response set forth in the notice and questionnaire.

Holders of registrable securities will, however, have at least 20 days from the date on which the notice and questionnaire is first mailed to return a completed and signed notice and questionnaire to Asbury.

Beneficial owners of registrable securities who have not returned a notice and questionnaire by the questionnaire deadline described above may receive another notice and questionnaire from Asbury upon request. Following Asbury’s receipt of a completed and signed notice and questionnaire, Asbury and the Guarantors will include the registrable securities covered thereby in the shelf registration statement.

Asbury will agree in the registration rights agreement to use reasonable best efforts to cause the shares of common stock issuable upon conversion of the notes to be listed on the New York Stock Exchange. However, if Asbury’s common stock is not then listed on the New York Stock Exchange, Asbury will use reasonable best efforts to cause the shares of common stock issuable upon conversion of the notes to be quoted or listed on whichever market or exchange its common stock is then primarily traded, upon effectiveness of the shelf registration statement.

This summary of certain provisions of the registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which will be made available to beneficial owners of the notes upon request to us.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of June 28, 2007, there were 32,567,699 shares of our common stock outstanding (net of 2,838,301 treasury shares) and no shares of preferred stock outstanding.

Common Stock. Each holder of common stock is entitled to one vote per share of record on all matters to be voted on by the stockholders. Subject to the rights of any then outstanding shares of preferred stock, the holders of the common stock are entitled to such dividends as may be declared in the discretion of our board of directors out of funds legally available therefor. Holders of common stock are entitled to share ratably in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase shares of our stock. Shares of our common stock are not subject to any redemption provisions and are not convertible into any other of our securities. All outstanding shares of common stock are, and the shares of common stock to be issued pursuant to the offering will be upon payment therefor, fully paid and non-assessable.

Preferred Stock. From time to time, our board of directors may authorize the issuance of preferred stock in one or more series. Subject to the provisions of our charter and limitations prescribed by law, the board of directors is expressly authorized to adopt resolutions

•	to issue the shares,

•	to fix the number of shares and to change the number of shares constituting any series, and

•

to provide for or change the voting powers, designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.

One of the effects of having undesignated preferred stock is to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and protect the continuity of our management. Although it presently has no intention to do so, the board of directors could authorize the issuance of preferred stock that may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Certain Anti-takeover and Other Provisions of the Charter and By-laws

Limitations on Removal of Directors. Shareholders may remove a director only for cause upon the affirmative vote of holders of at least 80% of the voting power of the outstanding shares of common stock. Our board of directors, and not our shareholders, have the right to appoint persons to fill vacant seats on our board of directors. In addition, our certificate of incorporation provides for a classified board of directors and the inability of stockholders to vote cumulatively for directors.

Our Shareholders May Not Act by Written Consent. Our corporate charter provides that any action required or permitted to be taken by our shareholders must be taken at a duly called annual or special shareholders’ meeting. Special meetings of the shareholders may be called only by a majority of the board of directors or by the chairman of our board of directors, either on his or her own initiative or at the request of shareholders collectively holding at least 50% of the outstanding common stock.

Advance Notice Procedures. Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our shareholders. Our shareholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors, or by a shareholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. Our shareholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our board of directors, or by a shareholder who has given timely written notice to our secretary of such shareholder’s intention to bring such business before such meeting. Under our shareholder notice procedure, for notice of shareholder nominations to be made at an annual meeting to be timely, such notice must be received by our secretary not later than the close of business on the 90th calendar day nor earlier than the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting, except that, in the event that the date of our annual meeting of shareholders is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of such annual meeting is first made by us.

Notwithstanding the foregoing, in the event that the number of directors to be elected to our board of directors is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of our increased board of directors at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our secretary not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us. Under our shareholder notice procedure, for notice of a shareholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by us not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

In addition, under our shareholder notice procedure, a shareholder’s notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain the information required by our by-laws.

Notwithstanding the above, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or business, the nomination will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote may have been received by us.

Amendment. Our charter provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend provisions of the charter relating to:

•	the number, election and term of our directors;

•	the nomination of director candidates and the proposal of business by shareholders;

•	the filling of vacancies; and

•	the removal of directors.

Our charter further provides that the related by-laws described above, including the shareholder notice procedure, may be amended only by our board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class.

Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested shareholder” (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a merger, acquisition or other “business combination” (as defined in Section 203) with us for three years following the time that person becomes an interested shareholder unless:

•

before that person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by our directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

following the transaction in which that person became an interested shareholder, the business combination was approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. Under Section 203, these restrictions also do not apply to specified types of business combinations proposed by an interested shareholder if:

•

the business combination proposed by the interested shareholder follows the announcement or notification of an extraordinary transaction involving us and a third person who was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of our directors; and

•

the extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested shareholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

Limitation of Liability of Officers and Directors — Indemnification

Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their shareholders for monetary damages for breach of officers’ and directors’ fiduciary duties of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of our officers and directors to us or our shareholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer’s or director’s fiduciary duty in such capacity, except for liability (i) for any breach of the officer’s or director’s duty of loyalty to us or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the officer and director derived an improper personal benefit.

Transfer Agent and Registrar

The transfer agent and registrar of the common stock is Computershare Trust Company, N.A.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

This section summarizes the material U.S. tax consequences to holders of notes, and where noted, our common stock as of the date hereof. However, the discussion is limited in the following ways:

•	The discussion only covers you if you hold your notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

•

The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of notes. We suggest that you consult your tax advisor about the consequences of holding notes in your particular situation.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the notes, possibly on a retroactive basis.

•	The discussion does not cover state, local or foreign law.

•	We have not requested a ruling from the IRS on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

•

This discussion does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, tax-exempt entities, insurance companies, dealers in securities or foreign currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold notes or common stock received pursuant to conversion of the notes as part of a hedge or as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction.

•	This discussion does not address the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes or our common stock.

If you are considering buying notes, you should consult your own tax advisor about the tax consequences of holding the notes in light of your own particular situation.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder”. A “U.S. Holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state); or

•	an estate or trust whose world-wide income is subject to U.S. federal income tax.

If a partnership holds notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes or common stock, we suggest that you consult your tax advisor.

Interest

•

If you are a cash method taxpayer (including most individual holders), you must report interest on the notes (including any accrued and unpaid interest deemed to have been paid upon conversion) in your income when you receive it.

•	If you are an accrual method taxpayer, you must report interest on the notes (including any accrued and unpaid interest deemed to have been paid upon conversion) in your income as it accrues.

Market Discount

If you acquire a note at a “market discount,” that is, at a price less than the note’s stated principal amount at maturity (generally, the sum of all payments required under the note, other than payments of stated interest), you may be affected by the market discount rules of the Internal Revenue Code. Subject to a de minimis exception, if you acquire a note at a market discount, the market discount rules generally require you to treat any gain recognized on any disposition of the note as ordinary income to the extent of the accrued market discount, not previously included in income, at the time of the disposition of the note. In general, the amount of market discount that has accrued is determined under the ratable accrual method, or, at your election, on a constant yield basis. Such an election applies only to the note with respect to which it is made and may not be revoked.

If you hold a note acquired at a market discount, you also may elect to include the market discount in income as it accrues, rather than deferring the income inclusion until the time of the disposition of the note. If you so elect, the rules discussed above with respect to ordinary income recognition resulting from the disposition of a note would not apply, and your tax basis in the note would be increased by the amount of the market discount included in income at the time it accrues. You make this election on your tax return for the year in which you acquire the note. However, if you make the election, it would automatically apply to all debt instruments with bond premium that you own during that year or that you acquire at any time thereafter, unless the IRS permits you to revoke the election.

You may be required to defer until maturity of the note (or, in certain circumstances, its earlier disposition) the deduction of all or a portion of the interest expense attributable to any debt incurred or continued to purchase or carry a note with market discount, unless you elect to include market discount in income on a current basis.

Upon the conversion of a note, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of such common stock will be treated as ordinary income to the extent of such accrued market discount.

Amortizable Bond Premium

If you acquire a note for more than its stated redemption price at maturity (disregarding accrued interest that you pay), the excess amount you pay generally would be considered “amortizable bond premium”. You may elect to use any amortizable bond premium to reduce your taxable interest income from your note. Under the election, the total premium would be allocated to interest periods, as an offset to your interest income, on a “constant yield” basis over the life of your note. You would make this election on your tax return for the year in which you acquire the note. However, if you make the election, it would automatically apply to all debt instruments with bond premium that you own during that year or that you acquire at any time thereafter, unless the IRS permits you to revoke the election.

Sale or Retirement of Notes

Except as set out below under “Conversion of the Notes,” on your sale or retirement of your note:

•	You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the note. Your tax basis in the note is your cost, subject to certain adjustments.

•

Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the note for more than one year. For an individual, the maximum tax rate on long-term capital gains if recognized in a taxable year commencing before January 1, 2011 is 15% if the holder has a holding period greater than one year.

•

If you sell the note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

•	The deductibility of capital losses is subject to limitation.

Conversion of the Notes

If you convert the notes and receive only cash, your gain or loss will be the same as if you disposed of the notes in a taxable disposition, as described above under “Sale or Retirement of Notes.” If you receive a combination of cash and our common stock upon conversion of a note, we believe it is likely that the conversion will be treated as a recapitalization. In a recapitalization, you would recognize gain, but not loss, on the exchange equal to the lesser of (i) the amount of cash received (other than in respect of accrued and unpaid interest or in lieu of a fractional share of common stock) and (ii) the amount of gain realized, which will be equal to the excess, if any, of the amount of cash you receive (other than in respect of accrued and unpaid interest or in lieu of a fractional share) plus the fair market value of common stock you receive, over your adjusted tax basis in the note. Your aggregate tax basis in common stock received will be the same as your basis in the note at the time of conversion, reduced by the amount of any cash received (other than in respect of accrued and unpaid interest or in lieu of a fractional share) and increased by the amount of gain, if any, recognized. Cash received in lieu of a fractional share of common stock should be treated as a payment in exchange for the fractional share of common stock. This will result in capital gain or loss (measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share).

Alternatively, there is a possibility that the conversion could be treated as a partial taxable sale of the note and a partial tax-free conversion of the note. In that event, a U.S. holder would not recognize any income, gain or loss with respect to the portion of the note considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock and any amounts attributable to accrued but unpaid interest. With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the note, a U.S. holder generally would recognize capital gain or loss equal to the difference between the amount received and the adjusted tax basis allocable to such portion of the note. You should consult your own tax advisor regarding the U.S. federal income tax consequences to you of the receipt of both cash and common stock upon conversion of a note. In each case described above, your holding period for the common stock received will include your holding period for the note converted.

If you convert the notes and receive cash and reference property, as described above under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Treatment of Reference Property,” the conversion will generally be treated as a taxable disposition, but alternative treatment is possible depending on the nature of the reference property. You should consult your own tax advisor regarding the appropriate tax treatment of the receipt of reference property.

Constructive Distributions

The conversion price of the notes will be adjusted in certain circumstances. See the discussion under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments” and “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Certain Fundamental Changes” above. Under Section 305(c) of the Internal Revenue Code, any adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may, in certain circumstances, be treated as a deemed distribution to you, whether or not you ever exercise your conversion right. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the rules governing corporate distributions. In particular, any adjustment in the conversion rate to compensate U.S. holders of notes for taxable distributions of cash on any of our outstanding common stock will be treated as a deemed distribution of stock to the U.S. holders, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits. Any deemed dividend may not be eligible for the dividends received deduction or for preferential rates applicable to certain non-corporate U.S. holders in respect of certain dividends. In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of our common stock. You should carefully review the conversion rate adjustment provisions and consult your own tax advisor with respect to the tax consequences of any such adjustment.

Distributions on Common Stock

In general, distributions with respect to our common stock received upon the conversion of a note will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of a U.S. holder’s basis in our common stock and thereafter as capital gain. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Dividends received by a non-corporate U.S. holder will generally qualify for a reduced rate of taxation (currently effective for tax years through 2010) if the holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

You will recognize capital gain or loss on the sale or other disposition of our common stock received upon the conversion of a note. This capital gain or loss will equal the difference between the amount realized and your tax basis in our common stock. Your basis in common stock received in a conversion will be determined as described under “Conversion of the Notes” above. Capital gain of a non-corporate U.S. holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•

Assuming you hold your notes or our common stock through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest and retirement proceeds on your notes, unless an exemption applies.

•

Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•

If you are subject to these requirements but do not comply, the intermediary must withhold at a rate that is currently 28% of all amounts payable to you on the notes (including principal payments), dividends on our common stock and the proceeds from a sale or other disposition of the notes or our common stock. This is called “backup withholding”. If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is any holder that, for U.S. federal income tax purposes, is:

•	A nonresident alien individual,

•	A foreign corporation, or

•	An estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a note.

Withholding Taxes

Generally, payments of principal and interest on the notes will not be subject to U.S. withholding taxes.

However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

•

You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a U.S. Holder.

•

You hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•

You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•

The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•

An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes the qualified intermediary will not generally forward this information to the withholding agent.

•

You own 10% or more of the voting stock of Asbury, are a “controlled foreign corporation” with respect to Asbury, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:

•	You hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

•	You file Form W-8ECI.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. holders of notes, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale, Retirement or Other Disposition of the Notes or Shares of Common Stock

If you sell a note or it is redeemed or otherwise dispose of the notes or common stock, you will not be subject to federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that you conduct in the U.S.

•	You are an individual, you are present in the U.S. for at least 183 days during the taxable year in which you dispose of the note, and certain other conditions are satisfied.

•	The gain represents accrued interest, in which case the rules for interest would apply.

•

We are or have been a U.S. real property holding corporation for U.S. income tax purposes at any time during the five-year period preceding such sale or other disposition. We believe that we have not been and are not currently a U.S. real property holding corporation, and we do not expect to become one in the future based on anticipated business operations.

U.S. Trade or Business

If you hold your note in connection with a trade or business that you are conducting in the U.S.:

•	Any interest on the note, and any gain from disposing of the note, generally will be subject to income tax as if you were a U.S. Holder.

•

If you are a corporation, you may be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Dividends

Dividends (including deemed dividends on the notes described above under “U.S. Holders — Constructive Distributions”) paid to you on our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, if applicable, you will be required to provide an IRS Form W-8BEN certifying your entitlement to benefits under a treaty.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

•

Principal and interest payments made in respect of notes and proceeds of the sale or other taxable disposition of a note or common stock you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•

Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

SELLING SECURITYHOLDERS

The notes were originally issued by us and sold to the initial purchasers and resold by the initial purchasers in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act. The selling securityholders, including their transferees, pledgees, donees, assignees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issued upon conversion of the notes.

Selling securityholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling securityholders may be deemed to be underwriting commissions.

The table below sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder owns and may offer pursuant to this prospectus and the numbers of shares of common stock into which those notes are convertible. Unless set forth below, to the best of our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding common stock.

We have prepared the table below based on information received from the selling securityholders on or prior to June 27, 2007. Any or all of the notes or shares of common stock listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of notes or number of shares of common stock that will be held by the selling securityholders upon consummation of any sales. In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

Information about the selling securityholders may change over time. Any changed information will be set forth in prospectus supplements to this prospectus. From time to time, additional information concerning ownership of the notes and shares of common stock may rest with certain holders of the notes not named in the table below and of whom we are unaware.

Name	Aggregate Principal Amount of Notes That Are Owned and May Be Sold	Percentage of Notes Outstanding	Number of Shares of Common Stock That May Be Sold(1)	Percentage of Common Stock Outstanding(2)
AGAMAS Continuum Master Fund, Ltd.	$4,000,000	3.48%	117,668.80	*
Bear, Stearns & Co., Inc.	250,000	0.22	7,354.30	*
CALAMOS Market Neutral Income Fund — CALAMOS Investment Trust	5,000,000	4.35	147,086.00	*
Citadel Equity Fund, Ltd.	5,000,000	4.35	147,086.00	*
Deutsche Bank AG, London Branch	2,000,000	1.74	58,834.40	*
Froley Revy Alternative Strategies	750,000	0.65	22,062.90	*
Goldman, Sachs & Co.	480,000	0.42	14,120.26	*
Highbridge Convertible Arbitrage Master Fund LP	5,500,000	4.78	161,794.60	*
Highbridge International LLC	22,000,000	19.13	647,178.40	1.95
Inflective Convertible Opportunity Fund I, Limited	1,900,000	1.65	55,892.68	*
Inflective Convertible Opportunity Fund I, L.P.	1,000,000	0.87	29,417.20	*
Institutional Benchmark Series-IVAN Segregated Account	700,000	0.61	20,592.04	*

Name	Aggregate Principal Amount of Notes That Are Owned and May Be Sold	Percentage of Notes Outstanding	Number of Shares of Common Stock That May Be Sold(1)	Percentage of Common Stock Outstanding(2)
JMG Triton Offshore Fund, Ltd.	670,000	0.58	19,709.52	*
LDG Limited	222,000	0.19	6,530.62	*
Linden Capital LP	26,000,000	22.61	764,847.20	2.29
Lyxor/Inflective Convertible Opportunity Fund	600,000	0.52	17,650.32	*
McMahan Securities Co., L.P.	500,000	0.43	14,708.60	*
Peoples Benefit Life Insurance Company Teamsters	2,000,000	1.74	58,834.40	*
Polygon Global Opportunities Master Fund	5,000,000	4.35	147,086.00	*
Redbourn Partners Ltd.	2,500,000	2.17	73,543.00	*
Satellite Convertible Arbitrage Master Fund LLC	7,500,000	6.52	220,629.00	*
Sterling Invest Co.	1,400,000	1.22	41,184.08	*
Tribeca Convertibles LP	3,000,000	2.61	88,251.60	*
TQA Master Fund Ltd.	1,423,000	1.24	41,860.68	*
TQA Master Plus Fund Ltd.	887,000	0.77	26,093.06	*
Vicis Capital Master Fund	6,000,000	5.22	176,503.20	*
Wachovia Securities International LTD	3,000,000	2.61	88,251.60	*
Zurich Institutional Benchmarks Master Fund Ltd c/o TQA Investors, LLC	468,000	0.41	13,767.25	*
All other holders of notes or future transferees, pledges or successors of any holders(3)(4)	5,250,000	4.57	154,440.30	*

Total	$115,000,000	100.00%	3,382,978.00	9.41%

*	Less than one percent (1%).
(1)	Assumes conversion of all of the holder’s notes at a conversion rate of 29.4172 shares of common stock per $1,000 principal amount of notes. This conversion rate is subject to adjustment, however, as described under “Description of the Notes — Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.
(2)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using 32,567,699 shares of common stock outstanding as of June 28, 2007. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder’s notes, but we did not assume conversion of any other holder’s notes.
(3)	Information about other selling securityholders will be set forth in prospectus supplements, if required.
(4)	Assumes that any other holders of notes, or any future pledgees, donees, assignees, transferees or successors of or from any other holders of notes, do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

PLAN OF DISTRIBUTION

We are registering the notes and shares of common stock covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the notes and the shares of common stock covered by this prospectus.

We will not receive any of the proceeds from the offering of notes or the shares of common stock by the selling securityholders. We have been advised by the selling securityholders that the selling securityholders may sell all or a portion of the notes and shares of common stock beneficially owned by them and offered hereby from time to time:

•	directly; or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts or commissions or agent’s commissions from the selling securityholders or from the purchasers of the notes and common stock for whom they may act as agent.

The notes and the common stock may be sold from time to time in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the notes or shares of common stock offered by them hereby will be the purchase price of the notes or shares of common stock less discounts and commissions, if any.

The sales described in the preceding paragraph may be effected in transactions:

•

on any national securities exchange or quotation service on which the notes and common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on those exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the notes and the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes and the shares of common stock, short and deliver notes and the shares of common stock to close out the short positions, or loan or pledge notes and the shares of common stock to broker-dealers that in turn may sell the notes and the shares of common stock.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes or the shares of common stock by the selling securityholders. Selling securityholders may decide not to sell any of the notes or the shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the notes and the shares of common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

Asbury’s common stock is listed on the New York Stock Exchange under the symbol “ABG”.

The selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the notes or the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the notes or the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions.

Each of the selling securityholders that is a registered broker-dealer or an affiliate of a registered broker-dealer has represented to us, and by its use of this prospectus repeats such representation to you, that it purchased its notes in the ordinary course of business and at the time of such purchase had no direct or indirect agreements or understandings with any person to distribute such notes or common shares issuable upon conversion of such notes.

The notes were issued and sold in March 2007 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act. We have agreed to indemnify each selling securityholder (including the initial purchasers), and each selling securityholder’s directors, officers, employees, affiliates, agents and each person, if any, who controls that selling securityholder within the meaning of either the Securities Act or the Exchange Act, against, or contribute to payments that may be required because of, specified liabilities arising under the Securities Act, the Exchange Act or other applicable law. Each selling securityholder (including the initial purchasers) has agreed to indemnify us, our directors, each of our officers who has signed this registration statement and each person, if any, who controls us within the meaning of either the Securities Act or the Exchange Act, against, or contribute to payments that may be required because of, specified liabilities arising under the Securities Act, the Exchange Act or other applicable law.

The selling securityholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of common stock to engage in market-making activities with respect to the particular notes and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the notes and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of common stock.

We will use our reasonable best efforts to keep effective the shelf registration statement of which this prospectus is a part until the earliest of:

•	the sale of all outstanding registrable securities registered under the shelf registration statement;

•	the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Asbury; and

•	two years after the effective date of the shelf registration statement.

We and our subsidiary guarantors are permitted to suspend the use of this prospectus or any other prospectus that is part of the shelf registration statement in connection with the sale of registrable securities during prescribed periods of time for reasons relating to pending corporate developments, public filings with the SEC and other events. The periods during which we and our subsidiary guarantors can suspend the use of the prospectus may not, however, exceed a total of 30 days in any 90-day period or a total of 90 days in any 12-month period.

We and our subsidiary guarantors may, upon written notice to all holders of notes, postpone having the shelf registration statement declared effective, for a reasonable period not to exceed 90 days if we possess material non-public information the disclosure of which would have a material adverse effect on us and our subsidiaries taken as a whole.

Prior to the private placement, there was no trading market for the notes. Although the broker dealers that acted as initial purchasers when the notes were originally issued have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making activities at any time without notice. In addition, their market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act and may be limited during the pendency of this shelf registration statement. Although the notes issued in the initial placement are eligible for trading on the PORTAL Market, notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We have not listed, and do not intend to list, the notes on any securities exchange or automated quotation system. We cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected.

VALIDITY OF THE NOTES

The validity of the notes offered hereby has been passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Asbury Automotive Group, Inc. as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006, filed on Form 10-K/A on March 12, 2007, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2007 and 2006, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because this report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We are paying all of the selling securityholders’ expenses related to this offering, except that the selling securityholders will pay any applicable underwriting and broker’s commissions and expenses. The following table sets forth the approximate amount of fees and expenses payable by us in connection with this registration statement and the distribution of the notes and shares of common stock registered hereby. All of the amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$3,531
Legal Fees and Expenses	507,000
Accountants’ Fees and Expenses	83,000
Printing and Engraving	66,000
Miscellaneous	133,000

Total	$792,531

Item 15. Indemnification of Directors and Officers.

Delaware Registrants

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Each of the following Delaware corporate registrants eliminate such personal liability of their directors under such terms: Asbury Automotive Group, Inc., Asbury Automotive Group Holdings, Inc. and Asbury Automotive Financial Services, Inc.

The certificates of incorporation of each of the Delaware corporate registrants (other than Plano Lincoln-Mercury, Inc.) provide that such registrant indemnifies its directors and officers to the maximum extent allowed by Delaware law.

Asbury Automotive Group, Inc. has also entered into indemnification agreements with its directors and certain of its officers that require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. Asbury Automotive Group, Inc. and the other Delaware registrants also maintain liability insurance for the benefit of their directors and officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 5.02 of each of the limited liability company agreements of the limited liability companies listed below provides that each may indemnify its members, directors and officers of the company and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Delaware; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, wilful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the company of a personal benefit to which such person is or was not legally entitled. Each of the following Delaware limited liability company registrants are subject to the foregoing provisions: AF Motors L.L.C., ALM Motors L.L.C., Asbury AR Niss L.L.C., Asbury Arkansas Hund L.L.C., Asbury Atlanta AC L.L.C., Asbury Atlanta AU L.L.C., Asbury Atlanta BM L.L.C., Asbury Atlanta Chevrolet L.L.C., Asbury Atlanta Hon L.L.C., Asbury Atlanta Inf L.L.C., Asbury Atlanta Infiniti L.L.C., Asbury Atlanta Jaguar L.L.C., Asbury Atlanta Lex L.L.C., Asbury Atlanta Nis L.L.C., Asbury Atlanta VL L.L.C., Asbury Automotive Arkansas Dealership Holdings L.L.C., Asbury Automotive Arkansas L.L.C., Asbury Automotive Atlanta L.L.C., Asbury Automotive Central Florida, L.L.C., Asbury Automotive Deland, L.L.C., Asbury Automotive Florida, L.L.C., Asbury Automotive Fresno L.L.C., Asbury Automotive Group L.L.C., Asbury Automotive Jacksonville GP L.L.C., Asbury Automotive Management L.L.C., Asbury Automotive Mississippi L.L.C., Asbury Automotive North Carolina Dealership Holdings L.L.C., Asbury Automotive North Carolina L.L.C., Asbury Automotive North Carolina Management L.L.C., Asbury Automotive North Carolina Real Estate Holdings L.L.C., Asbury Automotive Oregon L.L.C., Asbury Automotive Oregon Management L.L.C., Asbury Automotive South, L.L.C., Asbury Automotive Southern California L.L.C., Asbury Automotive St. Louis, L.L.C., Asbury Automotive Tampa GP L.L.C., Asbury Automotive Texas L.L.C., Asbury Automotive Texas Real Estate Holdings L.L.C., Asbury Deland Imports 2, L.L.C., Asbury Fresno Imports L.L.C., Asbury Jax AC, L.L.C., Asbury Jax K, L.L.C., Asbury Jax Management L.L.C., Asbury Jax PB Chev, L.L.C., Asbury MS Chev, L.L.C., Asbury MS Gray-Daniels L.L.C., Asbury MS Metro L.L.C., Asbury MS Wimber L.L.C., Asbury MS Yazoo L.L.C., Asbury No Cal Niss L.L.C., Asbury Sacramento Imports L.L.C., Asbury So Cal DC L.L.C., Asbury So Cal Hon L.L.C., Asbury So Cal Niss L.L.C., Asbury St. Louis Cadillac L.L.C., Asbury St. Louis Gen L.L.C., Asbury St. Louis Lex L.L.C., Asbury Tampa Management L.L.C., Asbury-Deland Imports L.L.C., Atlanta Real Estate Holdings L.L.C., BFP Motors L.L.C., Camco Finance II L.L.C., Camco Finance L.L.C., CK Chevrolet LLC, CK Motors LLC, Coggin Cars L.L.C., Coggin Chevrolet L.L.C., Crown CHH L.L.C., Crown CHO L.L.C., Crown CHV L.L.C., Crown FDO L.L.C., Crown FFO Holdings L.L.C., Crown FFO L.L.C., Crown Fordham L.L.C., Crown GAC L.L.C., Crown GAU L.L.C., Crown GBM L.L.C., Crown GCA L.L.C., Crown GCH L.L.C., Crown GDO L.L.C., Crown GHO L.L.C., Crown GKI L.L.C., Crown GMI L.L.C., Crown GNI L.L.C., Crown GPG L.L.C., Crown GVO L.L.C., Crown Motorcar Company L.L.C., Crown Raleigh L.L.C., Crown RIA L.L.C., Crown RIB L.L.C., Crown SJC L.L.C., Crown SNI L.L.C., CSA Imports L.L.C., JC Dealer Systems L.L.C., Escude-M L.L.C., Escude-MO L.L.C., Escude-NN L.L.C., Escude-NS L.L.C., Escude-T L.L.C., HFP Motors L.L.C., KP Motors L.L.C., McDavid Austin-Acra, L.L.C., McDavid Frisco-Hon, L.L.C., McDavid Grande, L.L.C., McDavid Houston-Hon, L.L.C., McDavid Houston-Niss, L.L.C., McDavid Irving-Hon, L.L.C., McDavid Outfitters, L.L.C., McDavid Plano-Acra, L.L.C., NP FLM L.L.C., NP MZD L.L.C., NP VKW L.L.C., Premier NSN L.L.C., Premier Pon L.L.C., Prestige Bay L.L.C., Prestige Toy L.L.C., Spectrum Insurance Services L.L.C., Thomason Dam L.L.C., Thomason Frd L.L.C., Thomason Hon L.L.C., Thomason Hund L.L.C., Thomason Maz L.L.C., Thomason Niss L.L.C., Thomason Outfitters L.L.C., Thomason Pontiac-GMC L.L.C., Thomason Suzu L.L.C., Thomason TY L.L.C. and Thomason Zuk L.L.C.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) provides, in relevant part, that, subject to such standards and provisions, if any, as are set forth in its limited partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims whatsoever.

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below provides that each may indemnify its partners, directors and officers of the partnership and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Delaware; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, wilful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. Each of the following Delaware limited partnership registrants listed below are subject to the foregoing provisions: ANL L.P., Asbury Automotive Brandon, L.P., Asbury Automotive Jacksonville, L.P., Asbury Automotive Tampa, L.P., Asbury Jax Holdings, L.P., Bayway Financial Services, L.P., Coggin Management, L.P., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., Tampa Suzu, L.P., WMZ Brandon Motors, L.P., WMZ Motors, L.P. and WTY Motors, L.P.

Oregon Registrant

Section 60.391 of the Oregon Business Corporation Act (the “OBCA”) provides, in relevant part, that a corporation may indemnify any director who is made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the conduct of the individual was in good faith, (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; provided, however, that the corporation may not indemnify an individual if (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director in which the individual was adjudged liable on the basis that personal benefit was improperly received by the director.

Section 60.394 of the OBCA provides that, unless otherwise limited by its articles of incorporation, a corporation shall indemnify any director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

In addition, Section 60.407 of the OBCA provides, in relevant part, that, unless a corporation’s articles of incorporation provide otherwise, any officer is entitled to such indemnification to the same extent as a director under Section 60.394.

Section 60.047 of the OBCA provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director except for liability: for any breach of the director’s duty of loyalty to the corporation or its shareholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for any unlawful distribution under Section 60.367 of the OBCA (pertaining to certain prohibited acts including unlawful distributions); or for any transaction from which the director derived an improper personal benefit. The articles of incorporation of Thomason Auto Credit Northwest, Inc. provide that such registrant indemnifies its directors and officers to the maximum extent allowed by Oregon law.

In addition, Thomason Auto Credit Northwest, Inc. maintains liability insurance for the benefit of its directors and officers.

North Carolina Registrants

Section 57C-3-32 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that the articles of organization or written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty discharged in good faith as provided for in Section 57C-3-22 (other than for liability stemming from unlawful distributions under Section 57C-4-07) and may provide for indemnification of a manager, member, director or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the manager, member, director, or executive is a party because the person is or was a manager, member, director or executive; provided, however, that no provision permitted by Section 57C-3-32 as described above may limit, eliminate, or indemnify against the liability of a manager, director, or executive for (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date such provision became effective.

Section 57C-3-31 of the NCLLCA provides that, unless otherwise limited by its articles of organization or written operating agreement, a limited liability company must indemnify every manager, director, and executive in respect of payments made and personal liabilities reasonably incurred by the manager, director, and executive in the authorized conduct of its business or for the preservation of its business or property and shall further indemnify a member, manager, director, or executive who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director, or executive of the limited liability company against reasonable expenses incurred by the person in connection with the proceeding.

Section 5.02 of each of the limited liability company agreements of the limited liability companies listed below provides that each may indemnify its members, directors and officers of the company and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of North Carolina; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, wilful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the company of a personal benefit to which such person is or was not legally entitled. Each of the following North Carolina limited liability company registrants are subject to the foregoing provisions: Crown Acura/Nissan, LLC, Crown Battleground, LLC, Crown Dodge, LLC, Crown Honda, LLC, Crown Honda-Volvo, LLC, Crown Mitsubishi, LLC, Crown Royal Pontiac, LLC, RER Properties, LLC and RWIJ Properties, LLC.

In addition, the North Carolina registrants maintain liability insurance for the benefit of their directors and officers.

Florida Registrants

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) provides, in relevant part, that a corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In addition, Section 607.0850 of the FBCA further provides for the indemnification and advancement of expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The articles of incorporation of Coggin Automotive Corp. provide that such registrant indemnifies its directors and officers to the maximum extent allowed by Florida law.

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below (with respect to CN Motors Ltd., Section 10.02 of its limited partnership agreement) provides that each may indemnify its partners, directors and officers of the partnership and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Florida; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, wilful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. Each of the following Florida limited partnership registrants listed below are subject to the foregoing provisions: Avenues Motors, Ltd., C&O Properties, Ltd., CFP Motors, Ltd., CHO Partnership, Ltd. and CN Motors Ltd.

The Florida registrants maintain liability insurance for the benefit of their directors and officers.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Documents
4.1*	Indenture, dated as of March 16, 2007, among Asbury Automotive Group, Inc., the subsidiary guarantors listed on Schedule I thereto, and The Bank of New York, as Trustee, related to the 3% Senior Subordinated Convertible Notes due 2012 (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

4.2*	Form of 3% Senior Subordinated Convertible Notes due 2012 (filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

4.3	First Supplemental Indenture, dated as of June 29, 2007, among Asbury Automotive Group, Inc., the subsidiary guarantors listed on Schedules II(a) and II(b) thereto, the other Guarantors, and The Bank of New York, as Trustee, related to the 3% Senior Subordinated Convertible Notes due 2012

5.1	Opinion of Cravath, Swaine & Moore LLP

10.1*	Registration Rights Agreement dated March 16, 2007, among Asbury Automotive Group, Inc., the subsidiaries of Asbury Automotive Group, Inc. listed on the signature pages thereto, Goldman, Sachs & Co. and Deutsche Bank Securities Inc., relating to the 3% Senior Subordinated Convertible Notes due 2012 of Asbury Automotive Group, Inc. (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

15.1*	Awareness letter from Deloitte & Touche LLP (filed as Exhibit 15.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York under the Indenture

*	Incorporated by reference

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE GROUP, INC.

By:	*
Name: Charles R. Oglesby Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	President, Chief Executive Officer and Director	July 3, 2007

* J. Gordon Smith	Senior Vice President and Chief Financial Officer	July 3, 2007

* Brett Hutchinson	Vice President, Controller and Chief Accounting Officer	July 3, 2007

* Michael J. Durham	Chairman of the Board	July 3, 2007

* Janet M. Clarke	Director	July 3, 2007

* Dennis E. Clements	Director	July 3, 2007

* Charlie Tomm	Director	July 3, 2007

* Thomas C. DeLoach, Jr.	Director	July 3, 2007

* Philip F. Maritz	Director	July 3, 2007

* John M. Roth	Director	July 3, 2007

* Jeffrey I. Wooley	Director	July 3, 2007

* Vernon E. Jordan, Jr.	Director	July 3, 2007

* Eugene S. Katz	Director	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE GROUP HOLDINGS INC.

By:	*
Name: Charles R. Oglesby Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	President and Director	July 3, 2007

* John M. Roth	Director	July 3, 2007

* J. Gordon Smith	Senior Vice President, Chief Financial Officer and Assistant Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE GROUP L.L.C.

By:	*
	Name: Title:	Charles R. Oglesby President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	President, Chief Executive Officer and Director	July 3, 2007

* J. Gordon Smith	Senior Vice President and Chief Financial Officer	July 3, 2007

* John M. Roth	Director	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE MANAGEMENT L.L.C.

By:	*
	Name: Title:	Charles R. Oglesby President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	President and Director	July 3, 2007

* J. Gordon Smith	Vice President, Treasurer and Director	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE FINANCIAL SERVICES, INC.

By:	*
	Name: Title:	Hunter Johnson President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Hunter Johnson	President and Treasurer	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* J. Gordon Smith	Vice President and Director	July 3, 2007

/S/ LYNNE A. BURGESS Lynne A. Burgess	Vice President, Assistant Secretary and Director	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE SOUTH LLC

By:	*
	Name: Title:	Henry A. Day President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Henry A. Day	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Joseph E. Shine	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE FLORIDA LLC

By:	*
	Name: Title:	Charlie Tomm President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE ARKANSAS L.L.C.

ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C.

PREMIER PON L.L.C.

PRESTIGE TOY L.L.C.

PRESTIGE BAY L.L.C.

NP MZD L.L.C.

NP FLM L.L.C.

NP VKW L.L.C.

PREMIER NSN L.L.C.

ASBURY ARKANSAS HUND L.L.C.

ASBURY AR NISS L.L.C.

By:	*
	Name: Title:	Henry A. Day President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Henry A. Day	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Joseph E. Shine	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ATLANTA REAL ESTATE HOLDINGS L.L.C.

ASBURY AUTOMOTIVE ATLANTA L.L.C.

ASBURY ATLANTA JAGUAR L.L.C.

ASBURY ATLANTA LEX L.L.C.

ASBURY ATLANTA CHEVROLET L.L.C.

ASBURY ATLANTA HON L.L.C.

ASBURY ATLANTA AC L.L.C.

SPECTRUM INSURANCE SERVICES L.L.C.

ASBURY ATLANTA INFINITI L.L.C.

ASBURY ATLANTA AU L.L.C.

ASBURY ATLANTA VL L.L.C.

ASBURY ATLANTA BM L.L.C.

ASBURY ATLANTA INF L.L.C.

ASBURY ATLANTA NIS L.L.C.

By:	*
	Name: Title:	Henry A. Day President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Henry A. Day	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Joseph E. Shine	Secretary and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE FRESNO L.L.C. ASBURY FRESNO IMPORTS L.L.C. ASBURY SACRAMENTO IMPORTS L.L.C. ASBURY NO CAL NISS L.L.C.

By:	*
	Name: Title:	Thomas G. McCollum President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas G. McCollum	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Jay Torda	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY JAX MANAGEMENT L.L.C.
ASBURY AUTOMOTIVE JACKSONVILLE GP, L.L.C.
COGGIN AUTOMOTIVE CORP.
CK CHEVROLET L.L.C.
ASBURY AUTOMOTIVE CENTRAL FLORIDA L.L.C.
CK MOTORS
COGGIN CARS L.L.C.
CSA IMPORTS L.L.C.
COGGIN CHEVROLET L.L.C.
ASBURY DELAND IMPORTS 2, L.L.C.
ASBURY AUTOMOTIVE DELAND, L.L.C.
ASBURY-DELAND IMPORTS, L.L.C.
AF MOTORS, L.L.C.
ALM MOTORS, L.L.C.
KP MOTORS L.L.C.
HFP MOTORS L.L.C.
BFP MOTORS L.L.C.
ASBURY JAX PB CHEV L.L.C.

By:	*
	Name: Title:	Charlie Tomm President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President, Chief Executive Officer and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE JACKSONVILLE, L.P.

By: ASBURY AUTOMOTIVE JACKSONVILLE GP, L.L.C., its general partner

By:	*
	Name: Title:	Charlie Tomm President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President, Chief Executive Officer and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ANL L.P.

ASBURY JAX HOLDINGS, L.P.

AVENUES MOTORS, LTD.

BAYWAY FINANCIAL SERVICES, L.P.

C&O PROPERTIES, LTD.

CFP MOTORS, LTD.

CH MOTORS, LTD.

CHO PARTNERSHIP, LTD.

COGGIN MANAGEMENT, L.P.

CN MOTORS, LTD.

CP-GMC MOTORS, LTD.

By: ASBURY JAX MANAGEMENT L.L.C., their general partner

By:	*
	Name: Title:	Charlie Tomm President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President, Chief Executive Officer and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY JAX AC L.L.C. ASBURY JAX K L.L.C.

By:	*
	Name: Title:	Charlie Tomm President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President, Chief Executive Officer and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE MISSISSIPPI L.L.C.

ASBURY MS CHEV L.L.C.

ASBURY MS METRO L.L.C.

ASBURY MS WIMBER L.L.C.

ASBURY MS YAZOO L.L.C.

ESCUDE-M L.L.C.

ESCUDE-MO L.L.C.

ESCUDE-NN L.L.C.

ESCUDE-NS L.L.C.

ESCUDE-T L.L.C.

By:	*
	Name: Title:	Robert E. Gray President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert E. Gray	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Joseph E. Shine	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY MS GRAY-DANIELS L.L.C.

By:	*
	Name: Title:	Robert E. Gray President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert E. Gray	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Joseph E. Shine	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS L.L.C.

ASBURY AUTOMOTIVE NORTH CAROLINA DEALERSHIP HOLDINGS L.L.C.

ASBURY AUTOMOTIVE NORTH CAROLINA L.L.C.

ASBURY AUTOMOTIVE NORTH CAROLINA MANAGEMENT L.L.C.

CAMCO FINANCE L.L.C.

CAMCO FINANCE II L.L.C.

CROWN ACURA/NISSAN, L.L.C.

CROWN BATTLEGROUND, L.L.C.

CROWN CHH L.L.C.

CROWN CHO L.L.C.

CROWN CHV L.L.C.

CROWN DODGE, L.L.C.

CROWN FDO L.L.C.

CROWN FFO L.L.C.

CROWN FFO HOLDINGS L.L.C.

CROWN FORDHAM L.L.C.

CROWN GAC L.L.C.

CROWN GAU L.L.C.

CROWN GBM L.L.C.

CROWN GCA L.L.C.

CROWN GCH L.L.C.

CROWN GDO L.L.C.

CROWN GHO L.L.C.

CROWN GKI L.L.C.

CROWN GMI L.L.C.

CROWN GNI L.L.C.

CROWN GPG L.L.C.

CROWN GVO L.L.C.

CROWN HONDA, LLC

CROWN HONDA-VOLVO, LLC

CROWN MITSUBISHI, LLC

CROWN MOTORCAR COMPANY L.L.C.

CROWN RALEIGH L.L.C.

CROWN RIA L.L.C.

CROWN RIB L.L.C.

CROWN ROYAL PONTIAC, LLC

CROWN SNI L.L.C.

CROWN SJC L.L.C.

RER PROPERTIES, LLC

RWIJ PROPERTIES, LLC

By:	*
Name:Michael S. Kearney Title: President, Chief Operating Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael S. Kearney	President, Chief Operating Officer and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* J. L. Dagenhart	Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE OREGON L.L.C.

ASBURY AUTOMOTIVE OREGON MANAGEMENT L.L.C.

THOMASON AUTO CREDIT NORTHWEST, INC.

THOMASON DAM L.L.C.

THOMASON FRD L.L.C.

THOMASON HON L.L.C.

THOMASON HUND L.L.C.

THOMASON MAZ L.L.C.

THOMASON NISS L.L.C.

THOMASON OUTFITTERS L.L.C.

THOMASON PONTIAC-GMC L.L.C.

THOMASON SUZU L.L.C.

THOMASON TY L.L.C.

THOMASON ZUK L.L.C.

By:	*
	Name: Title:	John C. Stamm Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John C. Stamm	Vice President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* J. Gordon Smith	Vice President	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE SOUTHERN CALIFORNIA L.L.C. ASBURY SO CAL DC L.L.C. ASBURY SO CAL HON L.L.C. ASBURY SO CAL NISS L.L.C.

By:	*
	Name: Title:	Thomas G. McCollum President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas G. McCollum	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Jay Torda	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE ST. LOUIS, L.L.C. ASBURY ST. LOUIS CADILLAC L.L.C. ASBURY ST. LOUIS GEN L.L.C. ASBURY ST. LOUIS LEX L.L.C.

By:	*
	Name: Title:	John R. Capps President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John R. Capps	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Gary Schulz	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE TAMPA GP L.L.C.

ASBURY TAMPA MANAGEMENT L.L.C.

PRECISION NISSAN, INC.

PRECISION INFINITI, INC.

PRECISION MOTORCARS, INC.

PRECISION COMPUTER SERVICES, INC.

PRECISION ENTERPRISES TAMPA, INC.

JC DEALER SYSTEMS, LLC

By:	*
Name: Charlie Tomm Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE TAMPA, L.P. By: ASBURY AUTOMOTIVE TAMPA GP L.L.C., its general partner

By:	*
	Name: Title:	Charlie Tomm President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE BRANDON, L.P.

TAMPA HUND, L.P.

TAMPA KIA, L.P.

TAMPA LM, L.P.

TAMPA MIT, L.P.

TAMPA SUZU, L.P.

WMZ BRANDON MOTORS, L.P.

WMZ MOTORS, L.P.

WTY MOTORS, L.P.

By:  ASBURY TAMPA MANAGEMENT L.L.C., their general partner

By:	*
	Name: Title:	Charlie Tomm President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Tomm	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Nancy D. Noble	Vice President and Chief Financial Officer	July 3, 2007

*By:	/S/ LYNNE A. BURGESS	July 3, 2007
Lynne A. Burgess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE TEXAS L.L.C. PLANO LINCOLN-MERCURY, INC.

By:	*
	Name: Title:	Thomas G. McCollum President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas G. McCollum	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Jay Torda	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed above the signature line below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2007.

ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C.

MCDAVID AUSTIN-ACRA, L.L.C.

MCDAVID FRISCO-HON, L.L.C.

MCDAVID GRANDE, L.L.C.

MCDAVID HOUSTON-HON, L.L.C.

MCDAVID HOUSTON-NISS, L.L.C.

MCDAVID IRVING-HON, L.L.C.

MCDAVID OUTFITTERS, L.L.C.

MCDAVID PLANO-ACRA, L.L.C.

By:  ASBURY AUTOMOTIVE TEXAS L.L.C., their sole member

By:	*
	Name: Title:	Thomas G. McCollum President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas G. McCollum	President and Director	July 3, 2007

* Charles R. Oglesby	Director	July 3, 2007

* Jay Torda	Chief Financial Officer and Secretary	July 3, 2007

*By:	/S/ LYNNE A. BURGESS Lynne A. Burgess Attorney-in-Fact	July 3, 2007

EXHIBIT INDEX

Exhibit Number		Description of Documents
4.1	*	Indenture, dated as of March 16, 2007, among Asbury Automotive Group, Inc., the subsidiary guarantors listed on Schedule I thereto, and The Bank of New York, as Trustee, related to the 3% Senior Subordinated Convertible Notes due 2012 (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

4.2	*	Form of 3% Senior Subordinated Convertible Notes due 2012 (filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

4.3		First Supplemental Indenture, dated as of June 29, 2007, among Asbury Automotive Group, Inc., the subsidiary guarantors listed on Schedules II(a) and II(b) thereto, the other Guarantors, and The Bank of New York, as Trustee, related to the 3% Senior Subordinated Convertible Notes due 2012

5.1		Opinion of Cravath, Swaine & Moore LLP

10.1	*	Purchase Agreement dated March 12, 2007, among Asbury Automotive Group, Inc., the subsidiaries of Asbury Automotive Group, Inc. listed on the signature pages thereto, Goldman, Sachs & Co. and Deutsche Bank Securities Inc., for the 3% Senior Subordinated Convertible Notes due 2012 of Asbury Automotive Group, Inc. (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

10.2	*	Registration Rights Agreement dated March 16, 2007, among Asbury Automotive Group, Inc., the subsidiaries of Asbury Automotive Group, Inc. listed on the signature pages thereto, Goldman, Sachs & Co. and Deutsche Bank Securities Inc., relating to the 3% Senior Subordinated Convertible Notes due 2012 of Asbury Automotive Group, Inc. (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

12.1		Statement of Computation of Ratio of Earnings to Fixed Charges

15.1	*	Awareness letter from Deloitte & Touche LLP (filed as Exhibit 15.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

23.1		Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2		Consent of Deloitte & Touche LLP

24.1		Power of Attorney

25.1		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York under the Indenture

*	Incorporated by reference